                                                                   EXHIBIT 10.27

================================================================================


                             INVESTMENT AGREEMENT


                                     among

                                  iPCS, INC.

                            Blackstone/iPCS L.L.C.

                     Blackstone iPCS Capital Partners L.P.

                   Blackstone Communications Partners I L.P.

                   TCW/Crescent Mezzanine Partners II, L.P.

                        TCW/Crescent Mezzanine Trust II

                       TCW Leveraged Income Trust, L.P.

                      TCW Leveraged Income Trust II, L.P.

                      TCW Leveraged Income Trust IV, L.P.

                     TCW Shared Opportunity Fund II, L.P.

                      Shared Opportunity Fund IIB, L.L.C.

                     TCW Shared Opportunity Fund III, L.P.


                           Dated as of July 12, 2000


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                          Page
                                                                                          ----
ARTICLE I.   Definitions................................................................     1
     Section 1.01  Definitions..........................................................     1

ARTICLE II.  Purchase and Sale of Preferred Stock; Closings.............................     8
     Section 2.01  Purchase and Sale of Series A-1 Preferred Stock......................     8
     Section 2.02  Series A-1 Closing...................................................     9
     Section 2.03  Purchase and Sale of Series A-2 Preferred Stock......................    10
     Section 2.04  Series A-2 Closing...................................................    10
     Section 2.05  Adjustments..........................................................    10
     Section 2.06  Legend on the Preferred Stock........................................    11

ARTICLE III. Representations and Warranties.............................................    11
     Section 3.01  Representations and Warranties of the Company........................    11
     Section 3.02  Representations and Warranties of the Purchasers.....................    28

ARTICLE IV.  Additional Agreements of the Parties.......................................    29
     Section 4.01  Taking of Necessary Action...........................................    29
     Section 4.02  Financial Statements and Other Reports...............................    29
     Section 4.03  Inspection of Property...............................................    31
     Section 4.04  Notification of Certain Matters......................................    31
     Section 4.05  Restrictive Covenants................................................    31
     Section 4.06  Affirmative Covenants................................................    34

ARTICLE V.   Series A-2 Preferred Stock.................................................    35
     Section 5.01  Conditions with Respect to the Series A-2 Closing....................    35

ARTICLE VI.  Miscellaneous..............................................................    40
     Section 6.01  Survival of Representations and Warranties...........................    40
     Section 6.02  Notices..............................................................    40
     Section 6.03  Entire Agreement; Amendment..........................................    41
     Section 6.04  Counterparts; Facsimile..............................................    42
     Section 6.05  Governing Law........................................................    42
     Section 6.06  Public Announcements.................................................    42
     Section 6.07  Fees and Expenses....................................................    42
     Section 6.08  Indemnification......................................................    42
     Section 6.09  Successors and Assigns...............................................    47
     Section 6.10  Jurisdiction.........................................................    47
     Section 6.11  Specific Performance.................................................    47
     Section 6.12  Captions.............................................................    47
     Section 6.13  Severability.........................................................    47

                                                                                          Page
                                                                                          ----
     Section 6.14  Mutual Waiver of Jury Trial..........................................    48
     Section 6.15  Knowledge of Company.................................................    48
     Section 6.16  No Recourse..........................................................    48


                                 Exhibit Index
                                 -------------

Exhibit A-1    Certificate of Designations for Series A-1 Preferred Stock
Exhibit A-2    Certificate of Designations for the Series A-2 Preferred Stock
Exhibit B-1    Mayer, Brown & Platt Series A-1 Preferred Stock Closing Opinion
Exhibit B-2    Blooston, Mordkofsky, Jackson & Dickens Series A-1 Preferred
               Stock Closing Opinion
Exhibit C      Company Certificate
Exhibit D      Purchasers' Certificate

                             INVESTMENT AGREEMENT
                             --------------------


          INVESTMENT AGREEMENT, dated as of July 12, 2000, by and among iPCS, INC., a Delaware corporation (the "Company"), Blackstone/iPCS L.L.C., a Delaware
                                   -------
limited liability company, Blackstone iPCS Capital Partners L.P., a Delaware limited partnership, Blackstone Communications Partners I L.P., a Delaware limited partnership (collectively, "Blackstone"), and TCW/Crescent Mezzanine
                                    ----------
Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW/Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust IV, L.P., TCW Shared Opportunity Fund II, L.P., Shared Opportunity Fund IIB, L.L.C. and TCW Shared Opportunity Fund III, L.P. (collectively, "TCW" and, together with
                                                      ---
Blackstone, the "Purchasers").
                 ----------

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Company and the Purchasers desire to effect the sale and purchase of (i) 9,090,909 newly issued shares of Series A-1 Convertible Participating Preferred Stock of the Company (the "Series A-1 Preferred Stock"),
                                                   --------------------------
as described herein, and (ii) subject to certain conditions, 14,000,000 newly issued shares of Series A-2 Convertible Participating Preferred Stock of the Company (the "Series A-2 Preferred Stock" and, together with the Series A-1
              --------------------------
Preferred Stock, the "Preferred Stock"), as described herein;
                      ---------------

          NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements set forth herein and other good and valuable consideration the receipt of which is hereby acknowledged, each of the parties hereto agrees as follows:


                                  ARTICLE I.

                                  Definitions
                                  -----------

          Section 1.01  Definitions.  As used in this Agreement, the following
                        -----------
terms shall have the meanings set forth below:

          "Affiliate" or "affiliate" shall mean, with respect to any Person, any
           ---------      ---------
     other Person which directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Ancillary Agreements" shall mean the Registration Rights Agreement,
           --------------------
     the Stockholders Agreement, the Certificates of Designations and the Transaction Fee Agreement.

          "Business Day" shall mean any day, other than a Saturday, Sunday or a
           ------------
     day on which commercial banks in the State of New York or Illinois are authorized or required by law or executive order to close.

           "Cambridge" shall mean Cambridge Telcom, Inc., an Illinois
            ---------
     corporation.

           "Certificates of Designations" shall mean (i) the Certificate of
            ----------------------------
     Designations for the Series A-1 Preferred Stock in the form set forth on Exhibit A-1 attached hereto and (ii) the Certificate of Designations for the Series A-2 Preferred Stock in the form set forth on Exhibit A-2 attached hereto.

           "Change of Control" shall mean the happening of any of the following
            -----------------
     events:

     (i)   any Person or "group" (as defined in Section 13(d) of the Exchange
           Act), excluding a Person who is Current Stockholder, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the aggregate voting power of securities (including the Common Stock) of the Company, Geneseo or Cambridge;

     (ii) Geneseo, Cambridge and their Affiliates as of the date hereof (the "Controlling Shareholders") collectively do not beneficially own more shares of voting securities of the Company than any other Person or "group" (as defined in Section 13(d) of the Exchange Act) (other than the Purchasers and their Affiliates), which Person or group beneficially owns more than 35% of such voting securities;

     (iii) any transaction occurs that results in the stockholders of the Company, Geneseo or Cambridge immediately prior to such transaction being the holders of less than 50% of the aggregate voting power of securities of the resulting company immediately after such transaction;

     (iv) a majority of the members of the Board of Directors of the Company consists of individuals who are neither (A) members of the Board of Directors of the Company on the date hereof or appointed by the Purchasers, (B) full time employees or directors of a Current Stockholder, but only if such employee or director is not an Affiliate of, associated with or employed by a Person (or an Affiliate thereof) who at such time is a stockholder of the Company but is not a Current Stockholder nor (C) an individual who was requested to be placed on the Board of Directors of the Company by a Current Stockholder, but only if such individual is not an Affiliate of, associated with or employed by a Person (or an Affiliate thereof) who at such time is a stockholder of the Company but is not a Current Stockholder;

     (v) a merger, consolidation, sale of assets or other similar business combination transaction is consummated and, as a direct result, Timothy M. Yager ceases to be the chief executive officer of the Company or its successor; or

     (vi) any liquidation, dissolution or winding-up of the Company or any dividend or other distribution to stockholders of the Company of all or in excess of 50% of the Fair Market Value (as determined in accordance with Section 5.1(b) of the Stockholders Agreement) of the assets of the Company and its Subsidiaries, taken as a whole, in any transaction or series of related transactions.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" shall mean the Common Stock, par value $0.01 per share,
           ------------
     of the Company.

          "Consent and Agreement" shall mean the Amended and Restated Consent
           ---------------------
     and Agreement dated as of July 12, 2000 among Sprint Spectrum, L.P., SprintCom, Inc., Sprint Communications Company, L.P., WirelessCo., L.P. and Nortel Networks Inc. (the successor to which thereunder is Toronto Dominion(Texas), as the Administrative Agent of the Senior Credit Facility).

          "Current Stockholder" shall mean (i) a Person who is a stockholder of
           -------------------
     the Company as of the date hereof and (ii) Affiliates of such Person as of the date hereof.

          "Event of Noncompliance" shall mean any breach or default in any
           ----------------------
     material respect by the Company of any of the covenants contained in this Agreement or any of the Ancillary Agreements.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
     amended.

          "FCC" shall mean the United States Federal Communications Commission.
           ---

          "Financings" shall mean the Senior Credit Facility and the High Yield
           ----------
     Financing.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
     United States of America in effect from time to time.

          "Geneseo" shall mean Geneseo Communications, Inc., an Illinois
           -------
     corporation.

          "Governmental Entity" shall mean any court, department, body, board,
           -------------------
     bureau, administrative agency or commission or other governmental authority or instrumentality.

          "High Yield Financing" shall mean the issuance of the Senior Notes and
           --------------------
     the Warrants in accordance with the Offering Memorandum dated July 10, 2000 of the Company.

          "High Yield Financing Documents" shall mean any and all agreements,
           ------------------------------
     documents and instruments evidencing or governing the High Yield Financing and includes the Senior Notes Indenture and the Purchase Agreement.

          "Indebtedness" shall mean at a particular time, without duplication,
           ------------
     (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any guarantee or commitment by which a Person assures a creditor against loss (including letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss and (vii) any indebtedness secured by a Lien on a Person's assets.

          "Intellectual Property Rights" shall mean all (i) patents, patent
           ----------------------------
     applications, patent disclosures and inventions (whether patentable or unpatentable and whether or not reduced to practice), (ii) trademarks, service marks, trade dress, trade names, logos and corporate names, internet domain names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), and (vii) other intellectual property rights.

          "Investment" as applied to any Person shall mean (i) any direct or
           ----------
     indirect purchase or other acquisition by such Person of any notes, bonds or similar instruments, capital stock, securities or ownership interests (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "Liens" shall mean (i) any mortgage, pledge, security interest,
           -----
     encumbrance, lien, adverse claim, preemptive rights (other than those for the benefit of the holders of the Preferred Stock) or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), (ii) any sale of receivables with recourse against the Company or any Subsidiary, or (iii) any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement.

          "Material Adverse Effect" shall mean a material adverse effect on (i)
           -----------------------
     the assets, business, properties, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations under this Agreement or any Ancillary Agreements or (iii) the validity or enforceability of this Agreement or any Ancillary Agreements or the rights or remedies of the Purchasers hereunder or thereunder.

          "Minimum Public Offering" shall mean the first underwritten Public
           -----------------------
     Offering in which (i) the Company receives aggregate gross proceeds (before deduction of underwriting discounts and expenses of sale) of at least $30,000,000 and (ii) the Common Stock has been accepted for listing on The New York Stock Exchange, Inc. or admitted for quotation to the Nasdaq National Market or such other securities exchange or market as Blackstone may approve, subject to official notice of issuance.

          "Officer's Certificate" shall mean a certificate signed by the
           ---------------------
     Company's chief executive officer or its chief financial officer stating that the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate.

          "Permitted Liens" shall mean:
           ---------------

          (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP;

          (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

          (iii) purchase money security interests in any property or assets acquired by the Company or any Subsidiary;

          (iv) interests or title of a lessor under any lease permitted by this Agreement;

          (v) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction;

          (vi) easements, rights-of-way, restrictions and other similar charges and Liens not interfering with the ordinary conduct of the business of the Company and its Subsidiaries;

          (vii)  liens securing obligations under the Senior Credit Facility;
     and

          (viii) liens constituting Permitted Liens under the Senior Credit Facility.

          "Person" or "person" shall mean an individual, corporation, limited
           ------      ------
     liability company, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof or any other entity of any nature whatsoever.

          "Predecessor Company" shall mean Illinois PCS, LLC, an Illinois
           -------------------
     limited liability company, all of the membership interests in which on the date hereof are being contributed by the holders thereof to the Company in the Reorganization.

          "Public Offering" shall mean the closing of a public offering of
           ---------------
     shares of Common Stock by the Company in a primary offering pursuant to an effective registration statement (other than on Form S-4, Form S-8 or their equivalent) filed by the Company under the Securities Act.

          "Purchase Agreement" shall mean the Purchase Agreement, dated as of
           ------------------
     June 29, 2000, among the Company, Equipment, Wireless, Donaldson, Lufkin & Jenrette Securities Corporation and TD Securities (USA) Inc.

          "Qualified Public Offering" shall mean an underwritten Public Offering
           -------------------------
     in which (i) the Company receives aggregate gross proceeds (before deduction of underwriting discounts and expenses of sale) of at least $50,000,000, (ii) the per share price at which such shares are sold in the offering (before deduction of underwriting discounts and expenses of sale) is at least two times $5.50 per share, subject to adjustment to such price pursuant to subsections 5(e), (f), (g), (i) and (j) of the Certificate of Designations of the Series A-1 Preferred Stock; provided that if the Series
                                                     --------
     A-2 Preferred Stock has been issued, the $5.50 per share price referred to above shall be changed to the weighted average of the issuance price of all shares of Preferred Stock that have theretofore been issued and (iii) the Common Stock has been accepted for listing on The New York Stock Exchange, Inc. or admitted for quotation to the Nasdaq National Market or such other securities exchange as Blackstone may approve, subject to official notice of issuance.

          "Registration Rights Agreement" shall mean the registration rights
           -----------------------------
     agreement, dated as of the date hereof, among the Purchasers and the Company, as amended from time to time.

          "Reorganization" shall mean the reorganization of the Predecessor
           --------------
     Company pursuant to which (i) the Company issued 44,869,643 shares of Common Stock to the owners of the Predecessor Company in exchange for all of the limited liability company interests of the Predecessor Company owned by such owners, (ii) the Company became the sole shareholder of each of iPCS Wireless, Inc. ("Wireless"), a Delaware corporation, and iPCS
                           --------
     Equipment, Inc., a Delaware corporation ("Equipment"), and (iii) the
                                               ---------
     Predecessor Company and Wireless were merged with and into each other with Wireless as the surviving entity, in each case in accordance with the Contribution Agreement dated July 12, 2000 among the Company, Geneseo, Cambridge, Cass Communications Management, Inc., Technology Group, LLC, Montrose Mutual PCS, Inc., Gridley Enterprises, Inc. and Timothy M. Yager (the "Contribution Agreement"), and the merger agreement dated July 12,
           ----------------------
     2000 between the Predecessor Company and Wireless (the "Merger Agreement").
                                                             ----------------

          "SEC" shall mean the United States Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Senior Credit Facility" shall mean the senior credit facility, dated
           ----------------------
     July 12, 2000, among Toronto Dominion (Texas), Inc., as Administrative Agent, GE Capital Corporation, as the Syndication Agent and the other lenders party thereto or any replacement facilities, in each case as amended from time to time.

          "Senior Notes" shall mean the 14% Senior Discount Notes of the Company
           ------------
     due 2010.

          "Senior Notes Indenture" shall mean the indenture, dated as of July
           ----------------------
     12, 2000 among the Company, as issuer, Equipment and Wireless, as guarantors, and CTC Illinois Trust Company, as trustee.

          "Sprint Management Agreement" shall mean the Sprint PCS Management
           ---------------------------
     Agreement dated as of January 22, 1999, among WirelessCo, L.P., Sprint Spectrum L.P., SprintCom, Inc. and the Predecessor Company (as amended, supplemented or otherwise modified by Addendum I to the Sprint PCS Management Agreement dated as of January 22, 1999, Addendum II to Sprint PCS Management Agreement dated as of August 3, 1999, and the Amended and Restated Addendum III to Sprint PCS Management Agreement dated as of March 8, 2000 and Addendum IV to Sprint PCS Management Agreement dated as of July 12, 2000) and any exhibits, other addenda and other documents incorporated by reference in said agreement.

          "Sprint PCS" shall mean, collectively, Sprint Spectrum L.P.,
           ----------
     SprintCom, Inc., Sprint Communications Company, L.P. and Wireless Co. L.P., together with their successors and assigns.

          "Sprint Services Agreement" shall mean the Sprint PCS Services
           -------------------------
     Agreement dated as of January 22, 1999 between the Predecessor Company and Sprint Spectrum L.P. and any exhibits, addenda and other documents incorporated by reference in said agreement.

          "Sprint Spectrum Trademark and Service Mark License Agreement" shall
           ------------------------------------------------------------
     mean the Sprint Spectrum Trademark and Service Mark License Agreement dated as of January 22, 1999 between the Predecessor Company and Sprint Spectrum L.P. and any exhibits, addenda and other documents incorporated by reference in said agreement.

          "Sprint Trademark and Service Mark License Agreement" shall mean the
           ---------------------------------------------------
     Sprint Trademark and Service Mark License Agreement dated as of January 22, 1999 between the Predecessor Company and Sprint Communications and any exhibits, addenda and other documents incorporated by reference in said agreement.

          "Subscribers" shall mean the aggregate number of Persons who pay the
           -----------
     Company or its Subsidiaries to use personal communications services.

          "Supply Agreement" shall mean the CDMA 1900 Sprintcom Additional
           ----------------
     Affiliate Supply Agreement dated as of May 11, 1999, between Wireless as successor to the Predecessor Company and Nortel Networks Inc., as amended on July 11, 2000 and as may be further amended, supplemented or restated from time to time, and any exhibits, addenda and other documents incorporated by reference in said agreement.

          "Tax Returns" shall mean any return, amended return or other report
           -----------
     required to be filed with respect to any Tax, including declaration of estimated tax and information returns.

          "Taxes" shall mean any federal, state, local or foreign taxes,
           -----
     including but not limited to income, gross receipts, windfall profits, value added, severance, property, production, sales, use, transfer, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions to tax or penalties with respect thereto and any interest in respect of such penalties.

          "Temporary Cash Investments" means (i) Investments in marketable,
           --------------------------
     direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase,

     (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Ratings Service and A-2 by Moody's Investors Service, Inc. maturing within 365 days of purchase or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in clauses (i) and (ii) above.

          "Transaction Fee Agreement" shall mean the transaction fee letter,
           -------------------------
     dated as of the date hereof, between the Company and Blackstone Management Partners III L.L.C.

          "Warrants" shall mean warrants to purchase Common Stock issued
           --------
     together with the Senior Notes as part of the High Yield Financing.

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, a
           -----------------------
     Subsidiary of which all of the outstanding capital stock or other ownership interests (other than any director's qualifying shares or investments by foreign nationals mandated by applicable law) are owned by such Person or another Wholly Owned Subsidiary of such Person.

                                  ARTICLE II.

                Purchase and Sale of Preferred Stock; Closings
                ----------------------------------------------

          Section 2.01  Purchase and Sale of Series A-1 Preferred Stock.  On the
                        -----------------------------------------------
date hereof, (i) the Company shall sell to Blackstone, and Blackstone shall purchase from the Company, 7,272,727 shares of Series A-1 Preferred Stock and
(ii) the Company shall sell to TCW, and TCW shall purchase from the Company, 1,818,182 shares of Series A-1 Preferred Stock, in each case, free and clear of all Liens, at a purchase price equal to $5.50 per share.

          Section 2.02  Series A-1 Closing.  (a)  The closing of the issuance of
                        ------------------
the Series A-1 Preferred Stock (the "Series A-1 Closing") shall be consummated
                                     ------------------
on July 12, 2000 at the offices of Mayer, Brown & Platt, counsel to the Company, at 190 South La Salle Street, Chicago, Illinois 60603-3444.

          (b)  Deliveries at Series A-1 Closing.  At the Series A-1 Closing, the
               --------------------------------
following actions shall occur:

          (i)  Purchase Price.  (A) Blackstone, in full payment for the Series
               --------------
A-1 Preferred Stock being purchased by Blackstone hereunder, shall deliver to the Company immediately available funds, by one or more wire transfers to such account as the Company shall specify, in the amount of $40,000,000 representing the purchase price to be paid hereunder pursuant to clause (i) of Section 2.01.

          (B) TCW, in full payment for the Series A-1 Preferred Stock being purchased by TCW hereunder, shall deliver to the Company immediately available funds, by one or more wire transfers to such account as the Company shall specify, in the amount of $10,000,000 representing the purchase price to be paid hereunder pursuant to clause (ii) of Section 2.01.

          (ii)   Series A-1 Preferred Stock Certificates.  (A) The Company shall
                 ---------------------------------------
deliver to Blackstone certificates for the Series A-1 Preferred Stock to be sold in accordance with the provisions of clause (i) of Section 2.01 registered in the respective names and proportions provided to the Company by Blackstone prior to the Series A-1 Closing.

          (B) The Company shall deliver to TCW certificates for the Series A-1 Preferred Stock to be sold in accordance with the provisions of clause (ii) of
Section 2.01 registered in the respective names and proportions provided to the Company by TCW prior to the Series A-1 Closing.

          (iii)  Third Party Approvals.  The Company shall deliver written
                 ---------------------
evidence that the consents and approvals set forth on Schedule 3.01(d) have been obtained.

          (iv)   Legal Opinions.  Mayer, Brown & Platt shall deliver a legal
                 --------------
opinion, dated as of the date hereof, in the form set forth in Exhibit B-1 hereto and Blooston, Mordkofsky, Jackson & Dickens, regulatory counsel to the Company, shall deliver a legal opinion, dated as of the date hereof, in the form set forth in Exhibit B-2 hereto.

          (v)    Certificates.  The Company shall deliver an Officer's
                 ------------
Certificate, dated as of the date hereof, in the form of Exhibit C attached hereto and each of Blackstone and TCW shall deliver a certificate, dated as of the date hereof, in the form of Exhibit D attached hereto and such other documents as the Company, Blackstone or TCW may reasonably request.

          (vi)   Fees and Expenses.  The Company shall pay the costs and
                 -----------------
expenses (incurred prior to the date hereof) payable pursuant to Section 6.07 hereof and the fee of $500,000 pursuant to the Transaction Fee Agreement that is payable in connection with the Series A-1 Closing, in each case to Blackstone Management Partners III L.L.C. or as it shall otherwise specify in immediately available funds, by wire transfer to such account or accounts as Blackstone Management Partners III L.L.C. shall specify.

          (vii)  Transaction Agreements.  The Company and the Purchasers shall
                 ----------------------
execute and deliver the Registration Rights Agreement. The Company, the Purchasers, Geneseo and Cambridge shall execute and deliver the Stockholders Agreement. The Company and Blackstone Management Partners III L.L.C. shall execute and deliver the Transaction Fee Agreement.

          (viii) Certificate of Designations.  The Company shall have
                 ---------------------------
authorized, executed and filed the Certificate of Designations of the Series A-1 Preferred Stock in accordance with Delaware law and the Purchasers shall have received an original duly executed copy thereof.

          Section 2.03  Purchase and Sale of Series A-2 Preferred Stock. Subject
                        -----------------------------------------------
to the terms and conditions set forth herein, (i) the Company hereby agrees to issue and sell to Blackstone, and Blackstone hereby agrees to purchase from the Company, on December 31, 2000 (or such other date as the parties may agree), 11,200,000 shares of Series A-2 Preferred Stock and (ii) the Company hereby agrees to issue and sell to TCW, and TCW hereby agrees to purchase from the Company, on December 31, 2000 (or such other date as the parties may agree), 2,800,000 shares of Series A-2 Preferred Stock, in each case free and clear of all Liens, at a purchase price equal to $5.00 per share.

          Section 2.04  Series A-2 Closing.  The closing of the issuance of the
                        ------------------
Series A-2 Preferred Stock (the "Series A-2 Closing") shall take place at the
                                 ------------------
location specified in Section 2.02(a) and on the date specified in Section 2.03, or such other place or date as the parties may mutually agree. At the Series A-2 Closing: (i) the Company will deliver to each of Blackstone and TCW certificates for the Series A-2 Preferred Stock to be sold in accordance with the provisions of Section 2.03 registered in the respective names and proportions provided to the Company by each of Blackstone and TCW, respectively, no later than two Business Days prior to the Series A-2 Closing,
(ii) Blackstone, in full payment for the Series A-2 Preferred Stock to be purchased by Blackstone, will deliver to the Company immediately available funds, by wire transfer to such account as the Company shall specify, in the amount of $56,000,000, representing the purchase price to be paid hereunder pursuant to clause (i) of Section 2.03, (iii) TCW, in full payment for the Series A-2 Preferred Stock to be purchased by TCW, will deliver to the Company immediately available funds, by wire transfer to such account as the Company shall specify, in the amount of $14,000,000, representing the purchase price to be paid hereunder pursuant to clause (ii) of Section 2.03 and (iv) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article V hereof or as may be reasonably requested.

          Section 2.05  Adjustments.  The Conversion Price (as defined in the
                        -----------
form of Certificate of Designations of the Series A-2 Preferred Stock) of the Series A-2 Preferred Stock as set forth in the Certificate of Designations of the Series A-2 Preferred Stock attached hereto as Exhibit A-2 shall be adjusted prior to the filing of the Certificate of Designations of the Series A-2 Preferred Stock with the Secretary of State of the State of Delaware to reflect any issues of Common Stock for consideration of less than $5.00 per share, stock splits, combinations, dividends or other distributions, reclassifications, exchanges, mergers, consolidations, recapitalizations, sale of assets, reorganizations or other business combinations or other similar adjustments involving the capital stock of the Company which occur after the date hereto and prior to or at the Series A-2 Closing, in each case as provided for and consistent with the adjustment provisions relating to the Series A-2 Preferred Stock in the form of the Certificate of Designations for the Series A-2 Preferred Stock attached hereto as Exhibit A-2.

          Section 2.06  Legend on the Preferred Stock.  Each certificate
                        -----------------------------
representing the Preferred Stock will bear the legends required by the Stockholders Agreement.


                                 ARTICLE III.

                        Representations and Warranties
                        ------------------------------

          Section 3.01  Representations and Warranties of the Company.  The
                        ---------------------------------------------
Company represents and warrants to, and agrees with, the Purchasers as of the Series A-1 Closing and the Series A-2 Closing (if it occurs) as follows:

          (a)  Organization and Good Standing of the Company.  The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification. The Company has delivered to Blackstone true and correct copies of its certificate of incorporation and bylaws, the certificates of incorporation and bylaws or other organizational documents of each of its Subsidiaries as in effect on the date hereof, the certificate of formation and the operating agreement of the Predecessor Company.

          (b)  Subsidiaries and Investments.  Schedule 3.01(b) lists (i) all
               ----------------------------
Subsidiaries and their respective jurisdictions of incorporation or formation and (ii) all shares of capital stock or other securities or interests in any other Person owned by the Company. The Company owns, directly or indirectly, all the shares of outstanding capital stock or other equity interests of each Subsidiary. Except as set forth in Schedule 3.01(b), (i) no equity securities or other equity interests of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever, (ii there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock or other equity interests of any Subsidiary and (ii there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock or other equity interests or options, warrants or rights to purchase or acquire any additional shares of its capital stock. All of the shares of capital stock or other equity interests of each of the Subsidiaries are duly and validly authorized, fully paid and non-assessable and are owned by the Company free and clear of any Liens, other than Permitted Liens. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority and governmental authorizations to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such licensure or qualification.

          (c)  Authorization; No Conflicts.  The Company has full power and
               ---------------------------
authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company. No other proceedings on the part of the Company or the Predecessor Company are necessary to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Company. This Agreement and each of the Ancillary Agreements constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and limitations on the availability of equitable remedies. Except as set forth in Schedule 3.01(c), the execution, delivery and performance of this Agreement, the Ancillary Agreements and the Reorganization, the consummation of the transactions by the Company contemplated hereby and thereby, including the exercise of any rights hereunder and thereunder, and the compliance by the Company with any of the provisions hereof and thereof will not conflict with, violate or result in a breach in any material respect of any provision of, require a consent under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) any provision of the certificate of incorporation, by-laws or other governing instrument of the Company or the certificate of incorporation, by-laws or other governing instrument of any Subsidiary or (ii) any agreement, instrument, permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation binding on or otherwise applicable to the Company, the Subsidiaries or their respective properties or assets, including any agreements to be entered into on the date hereof.

          (d)  Consents.  Except as set forth in Schedule 3.01(d), no consent,
               --------
approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company and the consummation of the transactions by the Company hereunder and thereunder.

          (e)  Capitalization.  Schedule 3.01(e) sets forth (i) the authorized
               --------------
capital stock of the Company, the number of shares of each class of capital stock issued and outstanding and the number of shares of Common Stock reserved for issuance in connection with employee benefit, stock option and dividend reinvestment plans, in each case as of the date hereof and (ii) all options, warrants, rights to subscribe to, scrip calls, contracts, undertakings, arrangements and commitments to issue equity securities of the Company, in each case setting forth the identity of the holder thereof, the exercise or similar price and the date of expiration or termination thereof. All of the issued and outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive rights. No shares of capital stock of the Company are held by any of its Subsidiaries. Other than as set forth in Schedule 3.01(e) or pursuant to this Agreement or the terms of the Ancillary Agreements, (i) no equity securities of the Company are or may be required to be issued by reason of any options, warrants, rights to subscribe to, scrip calls or commitments of any character whatsoever, (ii) there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock of the Company and (iii) there are no contracts, commitments, understandings or arrangements by which the Company is bound to issue additional shares of its capital stock or securities or rights convertible into or exchangeable for shares of any capital stock of the Company, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Except as set forth on Schedule 3.01(e) or pursuant to the Stockholders Agreement or the terms of the Preferred Stock, neither the Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock. Except as set forth in Schedule 3.01(e), there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in any other registration statement filed by the Company under the Securities Act. The Preferred Stock to be sold to the Purchasers hereunder, including the Preferred Stock to be issued as dividends thereon, will not be subject to any Liens and will, upon issue in accordance with the terms hereof and thereof, be duly and validly authorized and issued, fully paid, non-assessable and not subject to any preemptive rights (other than as provided for in the Stockholders Agreement or the Certificates of Designations) and will be entitled to the rights, privileges and preferences set forth in the applicable Certificate of Designations, including conversion into Common Stock in accordance with the terms thereof. The Certificates of Designations have been duly authorized by all necessary corporate and any necessary stockholder action and the Certificate of Designations of the Series A-1 Preferred Stock has been duly executed by the Company and filed with and certified by the Secretary of State of the State of Delaware. The shares of Common Stock issuable upon conversion of the Preferred Stock have been duly authorized for issuance by the Company. Upon any conversion of the Preferred Stock in accordance with the Certificates of Designations, the Common Stock into which the Preferred Stock will be converted will not be subject to any Liens and will be duly and validly authorized and issued, fully paid, non-assessable and not subject to any preemptive rights.

          (f)  Financial Statements.  The Company has previously delivered to
               --------------------
Blackstone copies of (i) the audited balance sheet of the Predecessor Company as of December 31, 1999, and
the related audited statement of operations, statement of members' equity and statement of cash flows for the period from January 22, 1999 (date of inception) thorough December 31, 1999 and (ii) the unaudited balance sheet of the Predecessor Company as of May 31, 2000 (the "Balance Sheet"), and the related
                                             -------------
unaudited statement of operations and statement of cash flows for the five-month period then ended. All of such financial statements fairly present the financial position of the Predecessor Company as of the dates shown and the results of the operations, members' equity and cash flows of the Predecessor Company for the respective fiscal periods or as of the respective dates therein set forth, in each case subject, as to interim statements, to changes resulting from year-end adjustments (none of which will be material in amount and effect). All of such financial statements have been prepared in accordance with GAAP consistently applied during the periods involved, except for the absence of footnotes as to interim statements and as otherwise set forth in the notes thereto. Except for the Company's obligations under the Sprint Agreements (as defined below), the Company and its Subsidiaries will have no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the balance sheet as of May 31, 2000 included in such financial statements, except for liabilities that may have arisen in the ordinary and usual course of business and consistent with past practice since the date of such financial statements and that, individually or in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect.

          (g)  Projections.  Schedule 3.01(g) contains a true and complete copy
               -----------
of the latest projections of the consolidated income and cash flows of the Company and its Subsidiaries for the fiscal year ending December 31, 2000. Such projections have been prepared in good faith on the basis of the assumptions set forth therein, which the Company reasonably believes are fair and reasonable in light of current and reasonably foreseeable business conditions (it being understood that no representation or warranty is otherwise given with respect to the projections).

          (h)  Assets.
               ------

          (i) Except as set forth on Schedule 3.01(h)(i), the Company and its Subsidiaries have good and valid title to, valid leasehold interests in, or valid licenses to use or other sufficient and legally enforceable rights from the licensor to use, the properties and assets, whether tangible or intangible, currently used by them, located on their premises or shown on the Balance Sheet or acquired after the date of the Balance Sheet, free and clear of all Liens, except for properties and assets disposed of or licensed in the ordinary course of business since the date of the Balance Sheet and except for Liens disclosed on the Balance Sheet (including any notes thereto) and Permitted Liens.

          (ii) All of the buildings, equipment, machinery, fixtures, improvements and other tangible assets of the Company and its Subsidiaries (whether owned or leased) are structurally sound (in the case of the buildings and improvements), in good condition and repair (ordinary wear and tear excepted) and are fit for use in the ordinary course of the business of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, except where the failure of any such assets to be in such condition and repair could not reasonably be expected to have a Material Adverse Effect.

          (i)  Legal Proceedings. Except as set forth on Schedule 3.01(i), there
               -----------------
are no legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature pending against the Company or any of its Subsidiaries or the Predecessor Company or to which the Company or any of its Subsidiaries or the Predecessor Company or any of their assets are subject, other than, individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Company, there has not been threatened any such proceeding, claim, action or governmental investigation against the Company or any of its Subsidiaries or the Predecessor Company. None of the Company or any of its Subsidiaries or the Predecessor Company is or has been subject to any order, judgment or decree of any Governmental Entity specifically pertaining to the Company, its Subsidiaries or the Predecessor Company. Those matters listed in Schedule 3.0.1(i), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (j)   Employee Benefits.  (i)  Schedule 3.01(j) contains a true and
                -----------------
complete list of each "employee benefit plan" (within the meaning of section 3(3) of ERISA, including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company or any of its Subsidiaries or the Predecessor Company has any present or future right to benefits and under which the Company or any Subsidiary or the Predecessor Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".
--------------

          (ii) With respect to each Company Plan, the Company has delivered to Blackstone a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable and (C) any summary plan description and other written communications (or a description of any legally binding oral communications) by the Company or any of its Subsidiaries or the Predecessor Company to their employees concerning the extent of the benefits provided under a Company Plan; and (D) for the most recent year, to the extent applicable or existing (1) the Form 5500 and attached schedule, (2) audited financial statements, (3) actuarial valuation reports and (4) attorney's response to an auditors' request for information.

          (iii) (A) Each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (C) no event has occurred and no condition exists that would subject the Company, or any of its Subsidiaries, either directly or by reason of its affiliation with any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (D) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (E) no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Company Plan; (F) no Company Plan provides retiree welfare benefits and none of the Company or any of its Subsidiaries has any obligation to provide any retiree welfare benefits other than as required by Section 4980B of the Code; (G) neither the Company, nor any member of its Controlled Group has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA; and
(H) all awards, grants or bonuses made pursuant to any Company Plan have been, or will be, fully deductible to the Company or its Subsidiaries notwithstanding the provisions of Section 162(m) of the Code and the regulations promulgated thereunder.

          (iv) With respect to each of the Company Plans that is not a multiemployer plan within the meaning of section 3(37) of ERISA but is subject to Title IV of ERISA, the assets of each such Company Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Company Plan on a termination and projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

          (v)    No Company Plan is a "multiemployer plan" (as defined in
Section 3(37) of ERISA) and neither the Company, its Subsidiaries, the Predecessor Company nor any member of their Controlled Group (collectively, "ERISA Affiliates") has at any time sponsored or contributed to any
 ----------------
multiemployer plan. No event or condition has occurred in connection with which the Company or any of its ERISA Affiliates could be subject to any liability or Lien with respect to any Company Plan under ERISA, the Code or any other applicable law or under any agreement or arrangement pursuant to or under which the Company or any of its ERISA Affiliates are required to indemnify any person against such liability.

          (vi) With respect to any Company Plan, (A) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, (B) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims, (C) no written or oral communication has been received from the Pension Benefit Guarantee Corporation (the "PBGC") in respect of any
                                                     ----
Company Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein and (D) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other Governmental Entities are pending, threatened or in progress.

          (vi) No Company Plan exists that could result in the payment to any present or former employee of the Company or any of its Subsidiaries or the Predecessor Company of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any of its Subsidiaries or the Predecessor Company, in each case, as a result of the transactions contemplated by this Agreement, including the Reorganization.
There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries or the Predecessor Company that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code.

          (k)   Employees.  To the knowledge of the Company, no executive or key
                ---------
employee of the Company or any Subsidiary and no group of employees of the Company or any

Subsidiary has any present plans to terminate employment with the Company or such Subsidiary, as the case may be. Neither the Company nor any of its Subsidiaries has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). Schedule 3.01(k) sets forth the total compensation (identifying base salary, commissions and bonuses separately) of the 5 most highly compensated employees of the Company and its Subsidiaries during 1999 (taken as a whole). Except as set forth on Schedule 3.01(k), neither the
                                           ----------------
Company or any of its Subsidiaries nor, to the knowledge of the Company, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its Subsidiaries, on the one hand, and their present and former employees, on the other hand.

          (l)    Absence of Certain Changes.  Except as set forth in Schedule
                 --------------------------
3.01(l), since December 31, 1999:

          (i) there has been no event, condition or change that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect;

          (ii) neither the Company nor any of its Subsidiaries nor the Predecessor Company has sold or transferred any of the material assets it owns;

          (iii) neither the Company nor any of its Subsidiaries nor the Predecessor Company has incurred any Indebtedness;

          (iv) neither the Company nor any of its Subsidiaries nor the Predecessor Company has changed its accounting policies or procedures as in effect on December 31, 1999;

          (v) neither the Company nor any of its Subsidiaries nor the Predecessor Company has amended or in any way altered its certificate of incorporation or by-laws;

          (vi) the Company has not changed the number of shares of the authorized or issued capital stock of the Company, neither the Company nor the Predecessor Company has issued or granted any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock or equity interests of the Company or any of its Subsidiaries or the Predecessor Company, or any securities convertible into shares of such stock (except for grants of options to purchase Common Stock previously approved by the Company's Board of Directors to be granted pursuant to Company Plans), split, combined or reclassified any shares of the capital stock of the Company, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company or membership interests of the Predecessor Company or redeemed or otherwise acquired any shares of such capital stock or membership interests;

          (vii) neither the Company nor any of its Subsidiaries nor the Predecessor Company has acquired any material assets other than in the ordinary and usual course of business consistent with past practice;

          (viii) neither the Company nor any of its Subsidiaries nor the Predecessor Company has entered into employment agreements with any employee (other than an agreement terminable at will without any financial penalty), or granted any increase in the compensation (including employee benefits) of any employee, except for increases (A) in the ordinary course of business and consistent with past practice or (B) as required by any employment or other agreement, policy or plan currently in effect;

          (ix) neither the Company nor any of its Subsidiaries nor the Predecessor Company has changed any Tax election, made or changed any method of accounting with respect to Taxes, filed any amended Tax Return, or settled or compromised any proceeding with respect to any material Tax liability; and

          (x) neither the Company nor any of its Subsidiaries nor the Predecessor Company has agreed, whether in writing or otherwise, to take any action that, if taken, would render any of the representations set forth in this Section 3.01(l) untrue.

          (m)    Books and Records. The books and records of and relating to
                 -----------------
each of the Company and its Subsidiaries and the Predecessor Company have been maintained in accordance with good business practice on a consistent basis and accurately reflect and evidence the transactions of each such entity in all material respects.

          (n)    Private Offering of Securities. Assuming the accuracy of the
                 ------------------------------
Purchasers' representations in Sections 3.02(d) and (g) hereof and the last sentence of Section 3.02(e), the offer, sale and issuance of the Preferred Stock by the Company under this Agreement will not violate the Securities Act, the Exchange Act or any applicable state securities or "blue sky" laws.

          (o)    Brokers and Finders.  Except as set forth on Schedule 3.01(o),
                 -------------------
neither the Company nor any of its Subsidiaries nor the Predecessor Company nor any of their respective officers, directors, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the Ancillary Agreements or by the Financings or the Reorganization.

          (p)    Legal and Regulatory Compliance. Except as set forth in
                 -------------------------------
Schedule 3.01(p):

          (i) The Company and its Subsidiaries are not, and the Company, its Subsidiaries and the Predecessor Company have not been, in default or violation in any material respect of any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity applicable to any of them, and the business of the Company and its Subsidiaries is, and the business of the Company and its Subsidiaries and the Predecessor Company has been, conducted in compliance in all material respects with all applicable laws and regulations.

          (ii) The Company and its Subsidiaries hold the licenses, permits, certificates, franchises, tariff approvals and other authorizations identified in Schedule 3.01(p) (the "Licenses"). Each of such Licenses is
                                          --------
     in full force and effect and has not been revoked, suspended, canceled, or modified in any adverse way and is not subject to any conditions or requirements that are not generally imposed upon the holders thereof. The licenses listed in Schedule 3.01(p) are the only licenses required for the conduct of the business of the Company and its Subsidiaries as presently conducted.

          (iii) The Company has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC or any other Governmental Entity or of any other proceedings of or before the FCC or any other Governmental Entity relating to the Company or any of its Subsidiaries or the Predecessor Company or to any authorizations under which the Company conducts its business, not including personal communications service licenses held by Sprint or its Affiliates (the "Sprint Licenses"). No proceedings are
                                    ---------------
     pending or, to the knowledge of the Company, threatened to revoke or limit any of the Licenses or the Sprint Licenses.

          (iv) No event has occurred which (i) results in, or after notice or lapse of time or both could reasonably be expected to result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any of the Licenses or the Sprint Licenses, or (ii) affects or could reasonably be expected in the future to affect any of the rights of the Company or its Subsidiaries under any material Licenses or the Sprint Licenses.

          (q)    Contracts and Commitments. (i) Except as set forth on Schedule
                 -------------------------
3.01(q), neither the Company nor any of its Subsidiaries nor the Predecessor Company (immediately prior to the consummation of the Reorganization) is a party to or bound by any written or oral:

          (A) collective bargaining agreement or any other contract with any labor union, or any severance agreements, programs, policies or arrangements;

          (B) management agreement, any contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or any contract providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby or any contract relating to loans to any officers, directors or Affiliates of the Company or any of the Subsidiaries;

          (C) contract or agreement requiring the consent of any party thereto upon a change in control of the Company, containing any provision which would result in a modification of any rights or obligations of any party thereunder upon a change in control of the Company or which would provide any party any remedy (including rescission or liquidated damages) in the event of a change in control of the Company, except for any such contracts or agreements involving less than $50,000 in any twelve-month period;

          (D) contract under which it has advanced or loaned monies to any other Person or otherwise agreed to advance, loan or invest any funds (other than advances to the Company's employees in the ordinary course of business consistent with past practice), in each case in excess of $50,000;

          (E) agreement or indenture relating to Indebtedness over $50,000 or the mortgaging, pledging or otherwise placing of a Lien on any asset or group of assets of the Company or any of its Subsidiaries worth over $50,000;

          (F) lease or agreement under which the Company or any Subsidiary is lessee of, or holds or operates, any property, real or personal, owned by any other Person, except for any lease of personal property under which the aggregate annual rental payments do not exceed $50,000 in any twelve-month period;

          (G) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company, except for any lease of personal property under which the aggregate annual rental payments received by the Company and its Subsidiaries do not exceed $50,000 in any twelve-month period;

          (H)  license or royalty agreement;

          (I) third-party integration or consulting contract involving annual consideration in excess of $50,000;

          (J) nondisclosure, noncompete or confidentiality agreement or agreement regarding ownership and rights with regard to software and documents related thereto produced by programmers or third-party contractors;

          (K) contract or group of related contracts with the same party or group of affiliated parties for the purchase of raw materials, commodities, supplies, products, equipment or other personal property or for the receipt of services under which the undelivered balance of such products and services has a selling price in excess of $50,000 in any twelve-month period, including the Supply Agreement;

          (L) contract or group of related contracts with the same party or group of affiliated parties for the sale of raw materials, commodities, supplies, products or other personal property or for the furnishing of services under which the undelivered balance of such products and services has a selling price in excess of $50,000 in any twelve-month period;

          (M) other contract or group of related contracts with the same party or group of affiliated parties continuing over a period of more than six months from the date or dates thereof involving more than $50,000 in any twelve-month period not terminable by the Company or any Subsidiary upon 30 days' or less notice without penalty or;

          (N) contract or group of related contracts involving more than $50,000 in any twelve-month period requiring the payment of any fee, penalty or other amount by the Company or any Subsidiary in the event of any failure to perform or late performance of such contract or contracts by the Company or any Subsidiary;

          (O) contract relating to the marketing, sale, advertising or promotion of its products or services involving more than $50,000 in any twelve-month period;

          (P) warranty agreement with respect to products sold or leased or services rendered or indemnity agreement with any supplier or other Person under which it is obligated to indemnify such supplier or other Person against product liability claims;

          (Q) agreements relating to the ownership of or investments in any business or enterprise, including investments in joint ventures and minority equity investments;

          (R) assignment, license, indemnification or other agreement with respect to any intangible property (including any Intellectual Property Rights);

          (S) agreement under which it has granted any Person any registration rights with respect to the Company's securities (including demand or piggyback registration rights);

          (T) material broker, agent, sales representative, sales or distribution agreement or agreement relating to the export and/or import of any goods or equipment;

          (U) power of attorney or other similar agreement or grant of agency;

          (V) agreement restricting the payment of dividends or other distributions upon, or the conversion or repurchase of, the Preferred Stock; and

          (W) other agreement which is material to the business, results of operations, condition (financial or otherwise), prospects or operations of the Company or its Subsidiaries.

          (ii) All of the contracts, agreements and instruments set forth or required to be set forth on Schedule 3.01(q) are valid, binding and enforceable against the Company or the applicable Subsidiary and, to the knowledge of the Company, against the other parties thereto, in accordance with their respective terms and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated by this Agreement, the Ancillary Agreements, the High Yield Financing, the Senior Credit Facility and the Reorganization, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. The Company and its Subsidiaries and the Predecessor Company have performed all obligations required to be performed by them in all material respects and they are not in default under, or in breach of, in any material respect, nor in receipt of any claim of any material default or breach under, any such contract, agreement or instrument. To the knowledge of the Company, no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any such contract, agreement or instrument. Neither the Company nor any Subsidiary has knowledge of any breach or cancellation or anticipated breach or cancellation by the other parties to any material contract, agreement, instrument or commitment to which the Company or such Subsidiary is a party. Each of the tower sale and leaseback agreements of the Company is identical in all material respects to the form of tower sale and leaseback agreement previously provided to Blackstone.

          (iii) Schedule 3.01(q) sets forth all agreements between the Company, its Subsidiaries or any of its Affiliates, on the one hand, and Sprint and any of its Affiliates, on the other hand, including the Sprint Management Agreement, the Sprint Services Agreement, the Sprint Spectrum Trademark and Service Mark License Agreement and the Sprint Trademark and Service Mark License Agreement (collectively, the "Sprint Agreements"). The Sprint Agreements are valid,
                    -----------------
binding and enforceable against the Company or its Subsidiaries and Sprint PCS, in accordance with their respective terms and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated by this Agreement, the Ancillary Agreements, the High Yield Financing, the Senior Credit Facility and the Reorganization, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. The Company and its Subsidiaries have performed all obligations required to be performed by them in any material respect and they are not in default under or in breach of, in any material respect, nor in receipt of any claim of default or breach under, any of the Sprint Agreements. To the knowledge of the Company, no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any of the Sprint Agreements. Neither the Company nor any Subsidiary has knowledge of any breach or cancellation or anticipated breach or cancellation by Sprint or any of its Affiliates of any of the Sprint Agreements.

          (iv) Blackstone has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements, including the Sprint Agreements and the Supply Agreement (other than the tower sale and leaseback agreements of the Company or any Subsidiary), and an accurate description of each of the oral arrangements, oral contracts and oral agreements which are referred to on the Schedule 3.01(q), together with all amendments, waivers or other changes thereto.

          (r)    Intellectual Property Rights.
                 ----------------------------

          (i) Schedule 3.01(r)(i) contains a complete and accurate list of all (A) patented or registered Intellectual Property Rights owned by the Company or any of its Subsidiaries, (B) pending patent and trademark applications and applications for other registrations of Intellectual Property Rights owned by the Company or any of its Subsidiaries, (C) material unregistered Intellectual Property Rights owned or used by the Company or any of its Subsidiaries and (D) material Intellectual Property Rights used but not owned by the Company and its Subsidiaries. Schedule 3.01(r)(i) also contains a complete and accurate list of all material licenses and other rights granted by any third party to the Company or its Subsidiaries with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. The Company or one of its Subsidiaries owns and possesses all right, title and interest to, or has the right to use pursuant to a valid and enforceable license identified on
Schedule 3.01(r)(i), or has other sufficient and legally enforceable rights from the licensor identified on Schedule 3.01(r)(i), to use all Intellectual Property Rights necessary for the operation of its business as presently conducted and as presently proposed to be conducted, free and clear of all Liens other than Permitted Liens (the "Company Intellectual Property Rights"). The Company and
                      ------------------------------------
its Subsidiaries do not utilize any Intellectual Property Rights developed, invented or made by its employees prior to their employment by the Company or any of its Subsidiaries. The loss or expiration of any Company Intellectual Property Right or related group of Company Intellectual Property Rights has not had and could not reasonably be expected to have a Material Adverse Effect, and no loss or expiration of any Company Intellectual Property Right is pending or, to the knowledge of the Company, threatened or reasonably foreseeable that could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken commercially reasonable action necessary to maintain and protect the Company Intellectual Property Rights.

          (ii) To the knowledge of the Company, the conduct of the businesses of the Company and its Subsidiaries or the Predecessor Company has not infringed or misappropriated, and the operation of the Company's and its Subsidiaries' businesses as presently conducted and as presently proposed to be conducted does not and will not infringe or misappropriate any Intellectual Property Rights of other Persons. To the knowledge of the Company, the Company Intellectual Property Rights have not been infringed or misappropriated by other Persons. The transactions contemplated by this Agreement, any Ancillary Agreement, the Financings or the Reorganization will not have a material adverse effect on the right, title or interest of the Company and its

Subsidiaries in and to the Company Intellectual Property Rights and all of such Company Intellectual Property Rights shall be owned or available for use by the applicable entity on identical terms and conditions immediately after the Closing.

          (s)  Insurance.  The Company and its Subsidiaries and the Predecessor
               ---------
Company have at all times maintained in full force and effect property damage, liability and other insurance with financially sound and reputable insurers at levels of coverage reasonable and customary in the Company's industry.

          (t)  Taxes.  Each of the Company and its Subsidiaries has timely filed
               -----
all Tax Returns which are required to be filed and all such Tax Returns are true, correct and complete in all material respects. Each of the Company and each of its Subsidiaries has timely paid all Taxes (whether or not shown thereon to be due) and all other Taxes and assessments known to the Company or any such Subsidiary to be payable by it, except to the extent the same have become due and payable and are not yet delinquent or are being contested in good faith and have been accrued for in the Company's financial statements (other than accruals for deferred Taxes representing the difference between book and Tax basis in assets and liabilities). To the extent that Tax liabilities and assessments have accrued but have not yet become payable, they have been adequately reflected as liabilities in the appropriate financial statements of the Company or its Subsidiaries and adequate reserves have been established for the payment thereof (other than accruals for deferred Taxes representing the difference between book and Tax basis in assets and liabilities). No Tax Returns of the Company and its Subsidiaries have been examined and reported on by the
applicable taxing authority.   To the best of the Company's knowledge, there
exists no dispute with any taxing authority with respect to the Tax Returns of the Company and its Subsidiaries which, if adversely determined, would have a Material Adverse Effect. There are no Liens with respect to Taxes upon any of the assets or properties of the Company or any of its Subsidiaries, other than with respect to Taxes not yet due and payable. Except as set forth on Schedule
                                                                       --------
3.01(t), none of the Company or its Subsidiaries is a party to, bound by or has
-------
any obligation under, any Tax sharing agreement or similar contract or arrangement or any payment computed by reference to the Taxes, taxable income or taxable losses of any other person. None of the Company or its Subsidiaries, is, or has been, a member of an affiliated group filing a consolidated, combined, unitary or similar Tax Return, or has any liability for Taxes of any other Person under Treasury Regulation section 1.1502-6(a) (or any comparable provision under state, local or foreign law), as a transferee or successor, by contract or otherwise. No claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries are or may be subject to taxation by that jurisdiction. None of the Company or any of its Subsidiaries is, and for the applicable period specified in section 897(c)(1)(A)(ii) of the Code, has been a real property holding corporation within the meaning of section 897(c)(2) of the Code and regulations promulgated thereunder. For purposes of this Section 3.01(t), the Company and its Subsidiaries includes any predecessors, including the Predecessor Company. Except as set forth on
Schedule 3.01(t), neither the Company nor any of its Subsidiaries has any Tax
----------------
Liabilities as a result of the Reorganization.

          (u)  Environmental Matters.  Except as set forth in Schedule 3.01(u)
               ---------------------
and except as could not reasonably be expected to result, individually or in the aggregate, in material liabilities under or relating to Environmental Liabilities, in connection with the properties and other assets and the past and present operations of the Company and its Subsidiaries (including, for purposes of this clause (u), the Predecessor Company):

          (i) The Company and its Subsidiaries hold, and are not in violation of any applicable Environmental Permits, and are otherwise in compliance with all applicable Environmental Laws and, to the knowledge of the Company, there is no condition that could materially interfere with compliance with Environmental Laws in the future;

          (ii) None of the Company or any of its Subsidiaries has received any Environmental Claim, and none of the Company or any of its Subsidiaries has knowledge of any threatened Environmental Claim;

          (iii) Hazardous Materials have not been generated, transported, treated, stored, disposed of or arranged to be disposed of, released or threatened to be released by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other Person at, on, from or under any property or facility currently or formerly owned or operated by the Company or any of its Subsidiaries, in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under any Environmental Law;

          (iv) There are no past or present actions, activities, events, conditions or circumstances, including the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials by the Company or any of its Subsidiaries or any other Person, that, to the knowledge of the Company could reasonably be expected to give rise to any liability or obligation of the Company or any of its Subsidiaries under any Environmental Laws;

          (v) None of the Company or any of its Subsidiaries has assumed, contractually, any liabilities or obligations under any Environmental Laws, except to the extent such assumption is consistent with the ordinary business practices of the Company or its Subsidiaries;

          (vi) For purposes of this Agreement, the following terms shall have the following meanings:

                 "Environmental Claim" means any written notice, claim, demand,
                  -------------------
     action, suit, complaint, proceeding or other communication which has been served upon or delivered to the Company or any of its Subsidiaries, or of which the Company or any of its Subsidiaries otherwise has knowledge, by any Person alleging liability or potential liability (including liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from
     (A) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit, or (C) otherwise relating to obligations or liabilities under any Environmental Law.

                 "Environmental Permits" means all permits, licenses,
                  ---------------------
     registrations and other governmental authorizations required under Environmental Laws for the Company or its Subsidiaries to conduct their operations.

               "Environmental Laws" means all applicable, federal, state and
                ------------------
     local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state laws.

               "Hazardous Materials" means all hazardous, dangerous or toxic
                -------------------
     substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, urea-formaldehyde insulation, pollutants, contaminants and all other materials, substances or forces, including radio frequency radiation, electromagnetic fields and transmission of microwave frequencies, regulated pursuant to any Environmental Law or that could result in liability under any Environmental Law.

          (v)  High Yield Financing and Senior Credit Facility. (i) The Company
               -----------------------------------------------
     and/or if applicable, its Subsidiaries have full power and authority to enter into each High Yield Financing Document and the Senior Credit Facility and to consummate the transactions contemplated thereby. The High Yield Financing, the Senior Credit Facility and the transactions contemplated thereby have been authorized by the Board of Directors of the Company and/or, if applicable, its Subsidiaries. No other proceedings on the part of the Company and/or, if applicable, its Subsidiaries are necessary to authorize the execution, delivery and performance of the High Yield Financing Documents, the Senior Credit Facility and the transactions contemplated thereby. The High Yield Financing Documents and the Senior Credit Facility constitute valid, binding and enforceable obligations of the Company, and, if applicable, its Subsidiaries, and, to the knowledge of the Company, the other parties party thereto, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. The execution, delivery and performance of each High Yield Financing Document and the Senior Credit Facility, the consummation by the Company and, if applicable, its Subsidiaries of the transactions contemplated thereby and the compliance by the Company and, if applicable, its Subsidiaries with any of the provisions thereof will not conflict with, violate or result in a breach in any material respect of any provision of, require a consent under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the certificate of incorporation, by-laws or other governing instrument of the Company or any of its Subsidiaries or any agreement, instrument, permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation binding on or otherwise applicable to the Company or any of its Subsidiaries or their respective properties or assets, except that certain obligations that may arise pursuant to this Agreement and the Ancillary Agreements would require the prior consent of parties to, or amendments to, the High Yield Financing Documents and the Senior Credit Facility.

          (ii) The closing of the High Yield Financing has been consummated immediately prior to or concurrently with the Series A-1 Closing and the Company has received gross proceeds of not less than $150,000,000 from the High Yield Financing.

          (iii) The closing of the Senior Credit Facility has been consummated and the lending commitment thereunder of $140,000,000 is in full force and effect and available for drawdown and release from escrow, subject only to the satisfaction of the conditions set forth in Section 6.2 of the Senior Credit Facility.

          (w)    Reorganization  (i)  The Reorganization has been completed
                 --------------
     immediately prior to the Series A-1 Closing in accordance with the terms and provisions of the agreements and documents governing such transaction as included as Schedule 3.01(w)(i) attached hereto, including the Contribution Agreement and the Merger Agreement. As part of the Reorganization, all of the membership interests of the Predecessor Company were validly transferred to the Company free and clear of any Liens, and all of the Common Stock issued to the owners of the Predecessor Company in exchange for their membership interests of the Predecessor Company were duly authorized, validly issued and fully paid and nonassessable.

          (ii) Prior to the Reorganization, the Company and its Subsidiaries owned no assets, had no Indebtedness or other liabilities and did not conduct any business, other than the filing and prosecution of a Registration Statement on Form S-1 under the Securities Act in connection with a proposed initial public offering.

          (iii) Assuming the accuracy of the Purchasers' representations set forth in Section 3.02(c) hereof, all consents, approvals, orders or authorization of, or registrations, declarations or filings with, any Governmental Entity, including any approvals required under the HSR Act (as defined below), required in connection with the Reorganization have been obtained and are in full force and effect.

          (iv) The merger of Wireless and the Predecessor Company has been completed and a certificate of merger has been filed with the Secretary of State of the State of Delaware.

          (x)    Offering Memorandum. The Offering Memorandum dated July 10,
                 -------------------
2000 of the Company with respect to the High Yield Financing does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (y)    Takeover Statutes. No "fair price", "moratorium", "control
                 -----------------
share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the Delaware General Corporation law (the "DGCL") applicable to the
                                                  ----
Company is applicable to the transactions contemplated by this Agreement and the Ancillary Agreements. The action of the Board of Directors of the Company in approving this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby is sufficient to render inapplicable to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby the restrictions on business combinations with interested stockholders set forth in Section 203 of the DGCL.

          (z)  Consent and Agreement and Sprint Agreements. The Consent and
               -------------------------------------------
Agreement has been executed and consented by Wireless, the Company and iPCS Equipment, Inc. true and correct copies of the Consent and Agreement have been delivered to each of Blackstone and TCW.

          (aa) Subscribers.  The Company has not less than 14,000 Subscribers.
               -----------

          Section 3.02  Representations and Warranties of the Purchasers. Each
                        ------------------------------------------------
of the Purchasers, severally and not jointly, represents and warrants to, and agrees with, the Company as follows:

          (a)  Organization.  Such Purchaser is duly organized and validly
               ------------
existing under the laws of its jurisdiction of organization and has the requisite power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party and to carry out its obligations hereunder and thereunder.

          (b)  Authorization; No Conflicts.  Such Purchaser has full power and
               ---------------------------
authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which such Purchaser is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by such Purchaser. No other proceedings on the part of such Purchaser are necessary to authorize the execution, delivery and performance of this Agreement and each Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by such Purchaser. This Agreement and each of the Ancillary Agreements constitutes a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and limitations on the availability of equitable remedies. The execution, delivery and performance of this Agreement and the Ancillary Agreements by such Purchaser, the consummation of the transactions by such Purchaser contemplated hereby and thereby and the compliance by such Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach in any material respect of any provision of, require a consent under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the governing instruments of such Purchaser or any agreement, instrument, permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation binding on or otherwise applicable to such Purchaser or its properties or assets.

          (c)  Consents and Approvals.  Except pursuant to the HSR Act with
               ----------------------
respect to the Series A-2 Closing, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions by such Purchaser hereunder and thereunder.

          (d)  Securities Act.  Such Purchaser is acquiring the Series A-1
               --------------
Preferred Stock and the Common Stock issuable upon conversion thereof solely for the purpose of investment for its own account and not as nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same (subject to the right of disposition being at all times in the control and discretion of such Purchaser, subject to the provisions of the Stockholders Agreement). The Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant any participation to such Person with respect to the Series A-1 Preferred Stock or the Common Stock issuable upon conversion thereof.

          (e)  Experience in Financial Matters; Independent Investigation;
               -----------------------------------------------------------
Access.  Such Purchaser's knowledge and experience in financial and business
------
matters is such that it is capable of evaluating the merits and risks of its investment, either direct or indirect, in the Preferred Stock as contemplated by this Agreement and such Purchaser acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Preferred Stock and that it has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Preferred Stock and the business, properties and financial condition of the Company; provided that the Company agrees this
Section 3.02(e) shall have no effect on the interpretation of the representations and warranties set forth in Section 3.01 and/or the rights of such Purchaser arising from a breach thereof. Each Purchaser represents and warrants that it has not made its decision to invest in the Preferred Stock based on any form of general solicitation or general advertisement.

          (f)  Financial Resources.  Such Purchaser has access to sufficient
               -------------------
financial resources to perform its obligations hereunder (including its obligation to purchase the Series A-2 Preferred Stock) and can bear the economic risks of its investment.

          (g)  Accredited Investor.   Each Purchaser included within the
               -------------------
definition of "Blackstone" herein is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act . Each Purchaser included within the definition of "TCW" herein is a "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act.

                                  ARTICLE IV.

                     Additional Agreements of the Parties
                     ------------------------------------

          Section 4.01  Taking of Necessary Action.  Each of the parties hereto
                        --------------------------
agrees to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Company and the Purchasers shall, and the Company shall cause its respective Subsidiaries to, each use all reasonable efforts to make all filings and obtain all consents of Governmental Entities as promptly as practicable which may be necessary or, in the opinion of the Purchasers or the Company, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including any approvals that may be required under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), with respect
                                                        -------
to the purchase and sale of the Series A-2 Preferred Stock, it being understood that the parties shall make any necessary filings under the HSR Act by October 15, 2000 if the obligations of the parties to purchase and sell the Series A-2 Preferred Stock are still in effect on such date.

          Section 4.02  Financial Statements and Other Reports.  The Company
                        --------------------------------------
covenants that it will deliver to each of Blackstone and TCW:

          (a) as soon as available, but in any event within the later of (i) 5 days after receiving all necessary information from Sprint and 30 days after the end of each monthly accounting period in each fiscal year (45 days in the case of the last month of each fiscal quarter), (A) unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of such fiscal year to the end of such monthly period, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, all such statements to be prepared in accordance with GAAP (subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals), and
     (B) a status report prepared by the Company's chief financial officer, indicating whether the Company has met its budgeted financial goals (including those delivered pursuant to Section 4.02(d) hereof), discussing the reasons for any variation from such goals, and describing, in the case of a shortfall, what actions the Company and its Subsidiaries have taken and propose to take in order to meet budgeted financial targets in the future; provided, that in any event within 21 days after the end of a monthly accounting period (other than an accounting period that is the last month of a fiscal quarter), the Company shall deliver such of the above documents as are available at that date.

          (b) accompanying the financial statements delivered under Section 4.02(a) hereof with respect to each quarterly accounting period in each fiscal year, an Officer's Certificate stating that, to the knowledge of the person executing such Officer's Certificate, there is no Event of Noncompliance in existence, or, if any Event of Noncompliance exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (c) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with GAAP and accompanied by (i) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing, and (ii) a copy of such firm's annual management letter to the board of directors;

          (d) at least 30 days but no more than 90 days prior to the beginning of each fiscal year, a draft annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets and budgeted capital expenditures), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, in each case, prior to the adoption thereof by the board of directors of the Company so as to allow the Purchasers a reasonable opportunity to review any such budget and consult with the Company thereon;

          (e) promptly (but in any event within ten Business Days) after the discovery or receipt of notice of any Event of Noncompliance, an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and

          (f) from time to time such additional information regarding results of operations, financial condition, business or prospects of the Company and its Subsidiaries as the Purchasers may reasonably request.

          Section 4.03  Inspection of Property.  Subject to the last sentence
                        ----------------------
of Section 7.1 of the Stockholders Agreement, the Company will permit representatives of the Purchasers upon reasonable notice to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine the corporate books, records, agreements and files of the Company and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company.

          Section 4.04  Notification of Certain Matters. (a) Until December 31,
                        -------------------------------
2000, the Company shall give prompt notice to the Purchasers of the occurrence or non-occurrence of any event known to the Company the occurrence or non-occurrence of which would reasonably be expected to cause any condition set forth in Sections 5.01(a) or (b) not to be satisfied on December 31, 2000.

          (b) Until December 31, 2000, Blackstone shall give prompt notice to the Company of the occurrence or non-occurrence of any event known to it the occurrence or non-occurrence of which would reasonably be expected to cause any condition set forth in Sections 5.01(a) or (c) not to be satisfied on December 31, 2000.

          Section 4.05  Restrictive Covenants. From the date of the Series A-1
                        ---------------------
Closing until the earlier of (i) a Qualified Public Offering and (ii) the time when no Preferred Stock remains outstanding, the Company shall not, without the prior written consent of Blackstone:

          (a) directly or indirectly declare or pay, or permit any Subsidiary to declare or pay, any dividends or make any distributions upon any of the capital stock or other equity securities of the Company or such Subsidiary, as the case may be, except for (i) dividends payable on the Preferred Stock pursuant to the terms of the Certificates of Designations and (ii) dividends or other distributions payable by any Subsidiary (A) to the Company or to any Wholly Owned Subsidiary or (B) on a pro rata basis with respect to all of such Subsidiary's capital stock or other equity interests;

          (b) except for dividends pursuant to the terms of the Certificates of Designations, authorize, engage in or enter into any agreement providing for the issuance (contingent or otherwise) of any notes containing equity features or debt securities containing equity features (including any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features), in each case prior to December 31, 2000;

          (c) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly Owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for the following:

          (i) commission, payroll, travel and other reasonable advances to employees in the ordinary course of business;

          (ii) Investments in prepaid expenses, negotiable instruments held for collection, lease, utility and workers' compensation, performance and other similar deposits;

          (iii) interest rate agreements and currency agreements entered into for hedging purposes;

          (iv)   those made pursuant to the terms of the Stockholders Agreement;

          (v) Investments in any Person or Persons the aggregate amount of which, when aggregated with all Investments under this Section 4.05(c), do not exceed $7,000,000 or, if the Series A-2 Closing has occurred, $3,000,000 or such higher amount not in excess of $7,000,000 outstanding at the time immediately prior to the Series A-2 Closing;

          (vi) Investments in certificates of deposit, repurchase agreements, money market or other cash management accounts, bankers acceptances and short term Eurodollar time deposits with financial institutions having a long term deposit rating of at least A+ from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group;

          (vii) Investments in commercial paper rated P1 or A1 by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (or the equivalent rating from another, comparably reputable rating agency);

          (viii) Investments that are consistent with the Company's investment policy (other than the section entitled "Policy Exceptions") as in effect on the date of this Agreement, a copy of which has been supplied to Blackstone;

          (ix)   Temporary Cash Investments; and

          (x)    Investments specifically identified on Schedule 4.05(c)(ix).

          (d) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business that is not primarily related to, or in furtherance of, being a mobile wireless telecommunications service provider;

          (e) other than pursuant to the High Yield Financing (including the accretion of Indebtedness incurred thereunder), and up to $140,000,000 under the Senior Credit Facility, incur or permit any of its Subsidiaries to incur in the aggregate any Indebtedness in excess of $10,000,000 or, if the Series A-2 Closing has occurred, $5,000,000 or such higher amount not in excess of $10,000,000 outstanding at the time immediately prior to the Series A-2 Closing, other than Indebtedness described in clauses 4.09(b)
     (iv), (vi), (vii), (x), and (xi) of the Senior Notes Indenture as in effect on the date hereof;;

          (f) other than pursuant to the Financings or (solely with respect to Section 5.2 of the Stockholders Agreement) ordinary course of business transactions, become subject to, or permit any of its Subsidiaries to become subject to, (including, by way of amendment to or modification of), any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement, each Ancillary Agreements, the Company's Certificate of Incorporation or the Company's bylaws (including provisions of this Agreement or any Ancillary Agreements relating to the declaration and payment of dividends on and the making of redemptions of the Preferred Stock);

          (g) make any amendment to the Company's Certificate of Incorporation, the Certificates of Designations or the Company's bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of Delaware (other than to establish the terms of the Series A-2 Preferred Stock consistent herewith);

          (h) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement or series of related agreements, transactions, commitments or arrangements with any officers, directors, or employees, stockholders (holding of record or beneficially more than 5% of any class of voting securities of the Company) or Affiliates of the Company or any Subsidiary or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a greater than 5% beneficial interest, except for (i) customary board of directors and employment arrangements, including pursuant to the Company's existing plans and arrangements, (ii) benefit programs and individual employee benefit compensation arrangements on terms approved by the board of directors of the Company, (iii) bona fide agreements, transactions, commitments or arrangements or series of related agreements, transactions, commitments or arrangements on an arm's length basis involving less than $250,000 individually and $500,000 in the aggregate on an annual basis, (iv) agreements, transactions, commitments or arrangements with Blackstone and/or any of its Affiliates and (v) as otherwise provided for by this Agreement or by any Ancillary Agreement;

          (i) other than grants of options to purchase up to 6,500,000 shares of Common Stock in the aggregate to directors and officers of the Company or its Subsidiaries pursuant to the plans set forth on Schedule 4.05 (i) (the "Existing Plans") (1,558,750 of which shares have been the subject of
           --------------
     such grants on or prior to the date hereof), issue any equity securities (including any options, warrants or other rights to acquire equity securities) to employees of the Company or any Subsidiary;

          (j) prior to December 31, 2000 (unless Blackstone notifies the Company after the Company's written request that it will not purchase the Series A-2 Preferred Stock or unless the Purchasers' obligation to purchase the Series A-2 Preferred Stock has terminated), issue or sell any shares of the capital stock or other equity securities (including any warrants, options, and other rights to acquire such capital stock or other equity securities) of (i) any Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary, except pursuant to an Existing Plan or pursuant to any other transaction otherwise permitted by this Section 4.05 or (ii) the Company to any Person other than pursuant to (A) an Existing Plan or (B) a Public Offering or (C) issuances with respect to acquisitions by the Company or any of its Subsidiaries of assets or interests in a business or entity in arm's length bona fide transactions with an unaffiliated third party;

          (k) terminate the employment of, hire, or enter into, amend or modify any employment agreement or arrangement with the Company's chief executive officer, chief financial officer or chief operating officer unless any such action is approved by the Company's board of directors;

          (l) use the proceeds from the sale of the Preferred Stock hereunder other than for working capital and general corporate purposes;

          (m) fail to notify and consult with Blackstone prior to selecting, retaining, or entering into, amending, terminating, or modifying any retention arrangement with, any underwriter, manager, or financial advisor to advise the Company and its Subsidiaries with respect to any proposed sale of the Company or other Business Combination Transaction (as defined in the Stockholders Agreement) or to underwrite, or advise the Company with respect to, any Public Offering or any other acquisitions or financing transactions;

          (n) change any of the material accounting principles or practices utilized by the Company or its Subsidiaries or select, retain or replace any accounting firm engaged to audit the Company's or its Subsidiaries' financial statements; or

          (o)  agree or commit to any of the foregoing.

      Section 4.06  Affirmative Covenants.  Prior to the earlier of (i) a
                    ---------------------
Qualified Public Offering, and (ii) the time when no Preferred Stock remains outstanding, the Company shall do the following, and shall cause each Subsidiary to do the following, unless the Company has received the prior written consent of Blackstone:

          (a) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations, orders, permits and other governmental approvals necessary to the conduct of its businesses as presently proposed to be conducted and as hereafter conducted; provided that this Section 4.06(a) shall not apply to mergers or consolidations solely between or among Wholly Owned Subsidiaries of the Company;

          (b) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, normal wear and tear excepted;

          (c) pay and discharge when payable all material Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon), other than those being contested in good faith, and all material claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

          (d) comply in all material respects with all applicable laws, rules and regulations of all Governmental Entities;

          (e) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

          (f) maintain reasonable officers and directors liability insurance coverage;

          (g) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP; and

          (h) provide prompt written notice to the Purchasers if the Company or any Subsidiary receives a notice under any Sprint Agreement, which notice
     (i) relates to an "Event of Termination" (as defined in the Sprint Management Agreement), (ii) relates to the FCC or a Sprint License or is delivered in connection with Section 2.2 (Compliance with Regulatory Rules) or Section 16 (Regulatory Compliance) of the Sprint Management Agreement,
     (iii) relates to a dispute resolution proceeding under Section 16 (Dispute Resolution) of the Sprint Management Agreement, (iv) relates to the performance or status of completion of the Build-out Plan (as defined in the Sprint Management Agreement), or (v) otherwise relates to a matter under the Sprint Agreements which could give rise to a Material Adverse Effect.


                                  ARTICLE V.

                          Series A-2 Preferred Stock
                          --------------------------

          Section 5.01 Conditions with Respect to the Series A-2 Closing. (a)
                       -------------------------------------------------
The respective obligations of each party hereto to consummate the sale and purchase of the Series A-2 Preferred Stock at the Series A-2 Closing are subject to the satisfaction or waiver at or prior to the Series A-2 Closing of the following conditions:

          (i)    No Injunction. There shall not be in effect any order, decree
                 -------------
                 or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby or by the Ancillary Agreements.

          (ii)   Regulatory Approvals.  All permits, consents, authorizations,
                 --------------------
                 orders, approvals, filings and registrations required by any Governmental Entity under any law, rule or regulation for or in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby (including those set forth on Schedule 3.01(d)), other than under the HSR Act, shall have been obtained or made and all statutory waiting periods thereunder in respect thereof shall have expired, in each case without the imposition of any terms or conditions which, either individually or in the aggregate, are unduly burdensome.

          (iii)  Minimum Public Offering.  A Minimum Public Offering shall not
                 -----------------------
                 have occurred.

          (b) The obligation of the Purchasers to consummate the purchase of the Series A-2 Preferred Stock at the Series A-2 Closing is subject to the satisfaction or waiver by Blackstone of the following further conditions:

          (i)    Representations and Warranties. (A) Each of the representations
                 ------------------------------
                 and warranties of the Company contained in this Agreement or contained in the Ancillary Agreements that is qualified as to "materiality" or "Material Adverse Effect" shall have been true and correct on and as of the date of this Agreement or the date of such Ancillary Agreements, as the case may be (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date), and each of the representations and warranties of the Company contained in this Agreement and the Ancillary Agreements that is not so qualified shall have been true and correct in all material respects on and as of the date of this Agreement or the date of such Ancillary Agreements, as the case may be (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date); provided, that the parties agree that there
                                  --------
                 shall not have been a failure to occur of the condition set forth in this clause (i)(A) unless and until there shall have been a diminution in the value of the Purchasers' investment, from and after the date hereof and measured at the purchase price of $5.50 per share, of 15% or greater that results from, arises out of or relates to the failure of any such representations and warranties, individually or in the aggregate, to have been true and correct, or true and correct in all material respects, as the case may be.

                 (B) Each of the representations and warranties of the Company contained in Section 3.01(a), the last sentence of Section 3.01(b), Section 3.01(c), Section 3.01(d), the last four sentences of Section 3.01(e), Section 3.01(f) with respect to the most recent financial statements delivered to the Purchasers prior to the Series A-2 Closing, Section 3.01(l)(i),
                 Section 3.01(l) (x) insofar as it relates to Section 3.01(l)(i), Section 3.01(n), the last four sentences of Section 3.01(q)(iii) and Section 3.01(w), that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct on and as of the date of the Series A-2 Closing with the same effect as though made on and as of such date, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the date of the Series A-2 Closing with the same effect as though made on and as of such date.

                 (C) Each of the representations and warranties of the Company contained in Sections 3.01(h), (i),(j) (clauses (iii) through
                 (vii) only), (k), (l) (clause (i)

                 only), (m), (p), (s), (t), (u), (v), (y) and (z) shall be true and correct as of the date of the Series A-2 Closing, except with respect to any failure or failures, individually or in the aggregate, of any of such representations and warranties to be true and correct as of the date of the Series A-2 Closing which could not reasonably be expected to have a Material Adverse Effect.

          (ii)   Covenants.  The Company shall have, in all material respects,
                 ---------
                 performed all obligations and complied with all agreements, undertakings, covenants and conditions required by this Agreement or the Ancillary Agreements to be performed by it (and not waived) at or prior to the Series A-2 Closing.

          (iii)  Opinion of Counsel.  The Purchasers shall have received at the
                 ------------------
                 Series A-2 Closing from (A) Mayer, Brown & Platt, counsel to the Company, a written opinion dated as of the date of the Series A-2 Closing which shall be to the effect set forth in Exhibit B-1 hereto with appropriate updating modifications and
                 (B) Blooston, Mordkofsky, Jackson & Dickens, regulatory counsel to the Company, a written opinion dated as of the date of the Series A-2 Closing which shall be to the effect set forth in Exhibit B-2 hereto with appropriate updating modifications (or, in each case other counsel reasonably satisfactory to Purchaser).

          (iv)   Certificates. The Company shall have delivered to the
                 ------------
                 Purchasers a certificate, dated the date of the Series A-2 Closing, signed by an officer of the Company, in form and substance reasonably satisfactory to Blackstone, to the effect that the conditions set forth in Sections 5.01(b)(i) and (ii) have been satisfied.

          (v)    Fees and Expenses. Blackstone Management Partners III L.L.C. or
                 -----------------
                 its designees shall have received the costs and expenses payable pursuant to Section 6.07 hereof (incurred prior to the Series A-2 Closing) and the fee pursuant to the Transaction Fee Agreement that is payable in connection with the Series A-2 Closing.

          (vi)   Certificate of Designations. The Certificate of Designations of
                 ---------------------------
                 the Series A-2 Preferred Stock shall have been filed and certified by the Secretary of State of the State of Delaware.

          (vii)  Third Party Approvals.  The consents and approvals set forth on
                 ---------------------
                 Schedule 3.01(d) shall have been obtained in form and substance reasonably satisfactory to Blackstone.

          (viii) HSR Approvals. Any waiting periods applicable to the Series A-2
                 -------------
                 Closing under the HSR Act (if applicable) shall have expired or early termination shall have been granted prior to November 30, 2000; provided, that a party may not assert the failure of this
                       --------
                 condition to occur if such failure is the result of such party's action, inaction or failure to prosecute such HSR Act approval with diligence, including making complete HSR filings by October 15, 2000, and the November 30 date shall be extended to the extent of any party's delay.

          (c) The obligation of the Company to consummate the sale of the Series A-2 Preferred Stock to be sold to Blackstone in accordance with clause
(i) of Section 2.03 at the Series A-2 Closing is subject to the satisfaction or waiver by the Company at or prior to the Series A-2 Closing (it being understood that the sale of the Series A-2 Preferred Stock to be sold to TCW in accordance with clause (ii) of Section 2.03 is not a condition to such obligation of the Company), of the following further conditions:

          (i)    Representations and Warranties. Each of the representations and
                 ------------------------------
                 warranties of Blackstone contained in this Agreement and the Ancillary Agreements that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct on and as of the date of this Agreement or the date of such Ancillary Agreements, as the case may be, and (other than with respect to Section 3.02(e)) on and as of the date of the Series A-2 Closing with the same effect as though made on and as of such date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date), and each of the representations and warranties of Blackstone contained in this Agreement and the Ancillary Agreements that is not so qualified shall be true and correct in all material respects on and as of the date of this Agreement or the date of such Ancillary Agreements, as the case may be, and (other than with respect to Section 3.02(e) and, with respect to Section 3.02(d), only with respect to the Series A-2 Preferred Stock) on and as of the date of the Series A-2 Closing with the same effect as though made on and as of such date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date).

          (ii)   Covenants.  Blackstone shall, in all material respects, have
                 ---------
                 performed all obligations and complied with all agreements, undertakings, covenants and conditions required by this Agreement or the Ancillary Agreements to be performed by it at or prior to the Series A-2 Closing.

          (iii)  Certificates.  Blackstone shall have delivered to the Company a
                 ------------
                 certificate, dated the date of the Series A-2 Closing, in form and substance reasonably satisfactory to the Company to the effect that the conditions set forth in Section 5.01(c)(i) and
                 (ii) have been satisfied.

          (iv)   HSR Approvals. Any waiting periods applicable to the sale of
                 -------------
                 the Series A-2 Preferred Stock to be sold to Blackstone in accordance with clause (i) of Section 2.03 at the Series A-2 Closing under the HSR Act (if applicable) shall have expired or early termination shall have been granted prior to November 30, 2000; provided, that the Company may not assert the failure of
                       --------
                 this condition to occur if such failure is the result of the Company's action, inaction or failure to prosecute such HSR Act approval with diligence, including making complete HSR Act filings by October 15, 2000, and the November 30 date shall be extended to the extent of the Company's delay.

          (d) The obligation of the Company to consummate the sale of the Series A-2 Preferred Stock to be sold to TCW in accordance with clause (ii) of
Section 2.03 at the Series A-2 Closing is subject to the satisfaction or waiver by the Company at or prior to the Series A-2 Closing, of the following further conditions:

          (i)    Representations and Warranties. Each of the representations and
                 ------------------------------
                 warranties of TCW contained in this Agreement and the Ancillary Agreements that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct on and as of the date of this Agreement or the date of such Ancillary Agreements, as the case may be, and (other than with respect to Section 3.02(e)) on and as of the date of the Series A-2 Closing with the same effect as though made on and as of such date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date), and each of the representations and warranties of TCW contained in this Agreement and the Ancillary Agreements that is not so qualified shall be true and correct in all material respects on and as of the date of this Agreement or the date of such Ancillary Agreements, as the case may be, and (other than with respect to Section 3.02(e) and, with respect to Section 3.02(d), only with respect to the Series A-2 Preferred Stock) on and as of the date of the Series A-2 Closing with the same effect as though made on and as of such date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date).

          (ii)   Covenants.  TCW shall, in all material respects, have performed
                 ---------
                 all obligations and complied with all agreements, undertakings, covenants and conditions required by this Agreement or the Ancillary Agreements to be performed by it at or prior to the Series A-2 Closing.

          (iii)  Certificates.  TCW shall have delivered to the Company a
                 ------------
                 certificate, dated the date of the Series A-2 Closing, in form and substance reasonably satisfactory to the Company to the effect that the conditions set forth in Section 5.01(d)(i) and
                 (ii) have been satisfied.

          (iv)   HSR Approvals. Any waiting periods applicable to the sale of
                 -------------
                 the Series A-2 Preferred Stock to be sold to TCW in accordance with clause (ii) of Section 2.03 at the Series A-2 Closing under the HSR Act (if applicable) shall have expired or early termination shall have been granted prior to November 30, 2000; provided, that the Company may not assert the failure of this
                 --------
                 condition to occur if such failure is the result of the Company's action, inaction or failure to prosecute such HSR Act approval with diligence, including making complete HSR Act filings by October 15, 2000, and the November 30 date shall be extended to the extent of the Company's delay.

                                  ARTICLE VI.

                                 Miscellaneous
                                 -------------

          Section 6.01   Survival of Representations and Warranties.  The
                         ------------------------------------------
representations and warranties contained in this Agreement shall survive until January 12, 2002 (provided that if the Series A-2 Closing occurs such representations and warranties shall survive until July 12, 2002), with the exception of the representations and warranties contained in Sections 3.01(a),
(b), (c), (d), (e), (n), and (w), which shall survive indefinitely, and the representations and warranties contained in Sections 3.01(j) (with respect to ERISA matters) and (t) which shall survive until 60 days after the expiration of the applicable statute of limitations with respect to the relevant Tax or liability.

          Section 6.02   Notices. All notices required or permitted hereunder
                         -------
shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below:

               If to Blackstone, to:

               c/o The Blackstone Group
               345 Park Avenue, 31/st/ Floor
               New York, NY 10154
               Phone: (212) 583-5541
               Fax:   (212) 583-5722
               Attention:  Michael S. Chae

               With a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Phone: (212) 455-7063
               Fax:   (212) 455-2502
               Attention:  Wilson S. Neely
               if to TCW

               TCW/Crescent Mezzanine, LLC
               11100 Santa Monica Boulevard, Suite 2000
               Los Angeles, CA 90025
               Attention: John C. Rocchio
               Facsimile: (310) 235-5967

               with a copy to:

               O'Melveny & Myers LLP
               400 South Hope Street
               Los Angeles, CA 90072-2899
               Attention: Kathryn Sanders
               Facsimile: (213) 430-6407

               If to the Company, to:

               iPCS, Inc.
               121 West First Street
               Suite 200
               Geneseo, Illinois 61254
               Phone: (309) 945-1650
               Fax:  (309) 945-1651
               Attention:  Timothy M. Yager

               With a copy to:

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, Illinois 60603
               Phone: (312) 782-0600
               Fax:  (312) 701-7711
               Attention:  Paul W. Theiss

or to such other address or addresses as shall be designated in writing.

          Section 6.03   Entire Agreement; Amendment.  This Agreement and the
                         ---------------------------
Ancillary Agreements set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right. No investigation by the Purchasers of the Company or the Predecessor Company prior to or after the date hereof shall stop or prevent the Purchasers from exercising any right hereunder or be deemed to be a waiver of any such right.

          Section 6.04    Counterparts; Facsimile.  This Agreement may be
                          -----------------------
executed, by facsimile or otherwise, in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same documents.

          Section 6.05    Governing Law.  This Agreement shall be governed by,
                          -------------
and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that State.

          Section 6.06    Public Announcements. Except to the extent required by
                          --------------------
law or the regulations of any national securities exchange or the Nasdaq National Market, no party hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without consulting with, and without the prior written consent of, the other parties (such consent not to be unreasonably withheld or delayed).

          Section 6.07    Fees and Expenses.  The Company and its Subsidiaries
                          -----------------
shall bear their own costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, including the fees and expenses of the Company's financial advisors, accountants and counsel. The Company agrees to reimburse the Purchasers for all reasonable costs and out-of-pocket expenses incurred by the Purchasers or their Affiliates arising in connection with the Purchasers' due diligence investigation of the Company, the preparation and negotiation of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including all stamp and other taxes payable with respect to the issuance of the Preferred Stock, filing fees, travel expenses and the reasonable fees and expenses of the Purchasers' counsel, accountants and consultants.

          Section 6.08   Indemnification.  (a)(i)  In consideration of the
                         ---------------
Purchasers' execution and delivery of this Agreement and purchase of the Preferred Stock hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company agrees to defend, protect, indemnify, and hold harmless on an as-and-when-incurred basis (A) Blackstone and Blackstone's Affiliates (including The Blackstone Group and its Affiliates) officers, directors, members, shareholders, partners, employees, agents, successors, assigns and representatives (collectively, the "Blackstone
                                                            ----------
Indemnitees") and (B) TCW and TCW's Affiliates, officers, directors, members,
-----------
shareholders, partners, employees, agents, successors, assigns and representatives (collectively, the "TCW Indemnitees" and, together with the
                                    ---------------
Blackstone Indemnitees, the "Purchaser Indemnitees") from and against any and
                             ---------------------
all actions, causes of action, suits, claims, losses (including any diminution in the value of the Preferred Stock or the Common Stock into which the Preferred Stock is convertible or has been converted), costs, penalties, fees, liabilities, interest and damages, and expenses in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"),
                                                      -----------------------
which any Purchaser Indemnitee may suffer, sustain, or become subject to, as a result of, arising out of, or relating to (I) any breach (or third-party allegation of a breach) of any covenant, agreement, representation, or warranty of the Company under this Agreement or any Ancillary Agreements, or (II) the execution, delivery, performance or enforcement of this Agreement and any Ancillary Agreements executed by any Purchaser Indemnitee (other than with respect to any diminution in the value of the Preferred Stock or Common Stock into which the Preferred Stock is convertible or has been converted or the performance of such Purchaser Indemnified Party's obligations hereunder), except, in the case of this clause (II), for such Indemnified Liabilities arising solely on account of the applicable Purchaser

Indemnitee's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (ii) In consideration of the Company's execution and delivery of this Agreement and the sale and issuance of the Preferred Stock hereunder and in addition to all of the Purchasers' other obligations under this Agreement, each of Blackstone and TCW, severally and not jointly, agree to defend, protect, indemnify, and hold harmless on an as-and-when-incurred basis the Company, the Company's Subsidiaries, and the Company's officers, directors, shareholders, employees, agents, successors, assigns and representatives (collectively, the "Company Indemnitees") from and against
                                         -------------------
     any and all Indemnified Liabilities which any Company Indemnitee may suffer, sustain, or become subject to, as a result of, arising out of, or relating to, any breach (or third-party allegation of a breach) of any covenant, agreement, representation, or warranty of Blackstone or TCW, respectively, under this Agreement or any Ancillary Agreements.

          (iii)  The Indemnifying Party (as defined below) shall promptly
     reimburse the   Indemnified Party (as defined below) for any and all
     Indemnified Liabilities incurred by the Indemnified Party in seeking to collect any amounts payable under this Section 6.08 or to enforce the provisions of this Section 6.08.

          (iv) Notwithstanding any other provision of this Agreement to the contrary, any amounts required to be paid as a result of any event specified in Article 6 of the Registration Rights Agreement shall be payable in accordance with such Article 6 and not in accordance with this
     Section 6.08.

          (b)    Limitations on Indemnification.  (i)  The Company shall not be
                 ------------------------------
     liable under this Section 6.08 to any Purchaser Indemnitee in respect of any indemnification for breaches of any representations and warranties set forth in Section 3.01 or elsewhere in this Agreement or in any Ancillary Agreement (other than the representations and warranties set forth in Sections 3.01(a), (b), (c), (d), (e), (j) (with respect to ERISA matters),
     (n), (t) and (w)) except to the extent that the aggregate amount of such Indemnified Liabilities of all Purchaser Indemnitees to be indemnified under this Section 6.08 with respect to breaches of such representations and warranties exceeds, in the aggregate, $500,000 or, if the Series A-2 Closing has occurred, $1,000,000 (the "Basket Amount"), in which event the
                                             -------------
     Company shall be liable for the full amount of such Indemnified Liabilities, including the Basket Amount. The Purchasers shall not be liable under this Section 6.08 to any Company Indemnitee in respect of any indemnification for breaches of representations and warranties set forth in
     Section 3.02 or elsewhere in this Agreement or in any Ancillary Agreement, (other than representations and warranties set forth in Sections 3.02(a), (b), (c), (d) and (g)) except to the extent that the aggregate amount of such Indemnified Liabilities of all Company Indemnitees to be indemnified under this Section 6.08 with respect to breaches of such representations and warranties exceeds the Basket Amount, in which event Blackstone and/or TCW, as applicable, shall be liable for the full amount of such Indemnified Liabilities, including the Basket Amount.

          (ii)   Notwithstanding any other provision of this Agreement to the
     contrary,   the maximum aggregate liability of the Company pursuant to this
     Agreement for breaches of any representations and warranties set forth in
     Section 3.01 or elsewhere in this Agreement to indemnify (A) any Blackstone Indemnitee shall not exceed $40,000,000, or, if the Series A-2 Closing has occurred, $96,000,000 or (B) any TCW Indemnitee shall not exceed $10,000,000 or, if the Series A-2 Closing has occurred, $24,000,000.

          (iii)  The amount of any Indemnified Liabilities for which
     indemnification is   provided under this Section 6.08 shall be net of any
     amounts actually recovered by the Indemnified Party (or the Indemnifying Party to the extent such recovery mitigates any applicable diminution in value of the Preferred Stock or Common Stock into which the Preferred Stock is convertible or has been converted) from third parties (including amounts actually recovered under insurance policies) with respect to such Indemnified Liabilities. Any Indemnifying Party hereunder shall be subrogated to the rights of the Indemnified Party upon and to the extent of the payment in full of the amount of the Indemnified Liabilities. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto. If any Indemnified Party recovers an amount from a third party in respect of an Indemnified Liability for which indemnification is provided in this Section 6.08 after the full amount of such Indemnified Liability has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such Indemnified Liability and the amount received from the third party exceeds the remaining unpaid balance of such Indemnified Liability, the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (A) the sum of the amount theretofore paid by the Indemnifying Party in respect of such Indemnified Liability plus the amount received from the third party in respect thereof over (B) the full amount of such Indemnified Liability.

          (iv) The indemnification obligations of the parties hereto for any breach of a representation and warranty in this Agreement shall survive for only the period applicable to such representations and warranties as set forth in Section 6.01 of this Agreement, and thereafter (except as provided for in Section 6.01) all such representations and warranties under this Agreement shall be extinguished; provided, however, that such
                                      --------  -------
     indemnification obligation shall not be extinguished in the event of Indemnified Liabilities incurred as a result of any Third Party Claim that was instituted or begun prior to the expiration of the survival period set forth in Section 6.01 if notified in writing to the applicable Indemnifying Party by the applicable Indemnifying Party within 60 days of such Indemnified Party receiving notice thereof or with respect to any other Indemnified Liabilities if notified in writing to the applicable Indemnified Party by the applicable Indemnified Party prior to the expiration of the applicable survival period set forth in Section 6.01. Subject to the proviso at the end of the immediately preceding sentence, no claim for the recovery of any Indemnified Liabilities may be asserted by an Indemnified Party after such period.

          (v) Notwithstanding any other provision of this Agreement to the contrary, the maximum aggregate liability of Blackstone pursuant to this Agreement for breaches by Blackstone of any representations and warranties set forth in Section 3.02 or elsewhere in this Agreement to indemnify any Company Indemnitee shall not exceed $40,000,000, or, if the Series A-2 Closing has occurred, $96,000,000.

          (vi) Notwithstanding any other provision of this Agreement to the contrary, the maximum aggregate liability of TCW pursuant to this Agreement for breaches by TCW of any representations and warranties set forth in
     Section 3.02 or elsewhere in this Agreement to indemnify any Company Indemnitee shall not exceed $10,000,000 or, if the Series A-2 Closing has occurred, $24,000,000.

          (vii) Excluding an action or proceeding for the remedy of specific performance, the indemnification provided in this Section 6.08, together with the remedies set forth in the Ancillary Agreements, shall be the sole and exclusive remedy available to the Purchaser Indemnitees and the Company Indemnitees for matters for which indemnification is provided under this
     Section 6.08.

          (c)  Conditions of Indemnification.  (i) Third Party Claims.  The
               -----------------------------       ------------------
obligations and liabilities of the Purchasers and of the Company under this
Section 6.08 with respect to any Third Party Claim (as defined below) shall be subject to the following terms and conditions:

          (A)    The party seeking indemnification (the "Indemnified Party")
                                                         -----------------
     must give the other party (the "Indemnifying Party") notice of any
                                     ------------------
     Indemnified Liabilities promptly after the Indemnified Party receives notice thereof; provided, that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder, except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure.

          (B) The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing (reasonably acceptable to the Indemnified Party), the defense of such Indemnified Liabilities at the Indemnifying Party's risk and expense (without reservation of rights and without any limitations contained therein), except as provided in this Agreement. In the event that either (I) with respect to any third party claim which could reasonably be expected to result in Indemnified Liabilities (a "Third Party Claim"), such Indemnified Liabilities are
                     -----------------
     reasonably expected to exceed the Indemnifying Party's obligations hereunder therefor or (II) within a reasonable time after notice from the Indemnified Party of any such Indemnified Liabilities, the Indemnifying Party shall fail to defend such claim, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Indemnified Liabilities, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party if such matter is subject to indemnification hereunder. In the event the Indemnified Party assumes the defense of a Third Party Claim pursuant to this subsection (B), the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

          (C) Anything in this Section 6.08 to the contrary notwithstanding, in connection with any Third Party Claim, (I) if any third party claimant alleges the right to or seeks any remedy other than money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in and direct the defense, compromise or settlement of such proceeding, (II) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Indemnified Liabilities or consent to entry of any judgment which does not include as an unconditional term thereof the receipt by the Indemnified Party from the claimant or the plaintiff of a release from all liability in respect of such Indemnified Liabilities in form and substance reasonably satisfactory to the Indemnified Party, (III) in the event that the Indemnifying Party undertakes the defense of any Indemnified Liabilities, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Indemnified Liabilities and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Indemnified Liabilities, (IV) in the event that the Indemnifying Party undertakes the defense of any Indemnified Liabilities, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Indemnified Liabilities and furnish the Indemnified Party with all documents, instruments and information that the Indemnified Party shall reasonably request in connection therewith, and (V) in the event that both the Indemnified Party and the Indemnifying Party are parties (directly or through interpleader) to any Third Party Claim giving rise to indemnification hereunder, and the Indemnified Party is advised by counsel that there is or may be a conflict of interest in the representation of both the Indemnified Party and the Indemnifying Party by one firm of counsel, the Indemnified Party shall be entitled to assume, at the sole cost and expense of the Indemnifying Party, the defense, compromise and settlement (subject to clause (II) above) of such Indemnified Liabilities with counsel (in addition to local counsel) reasonably satisfactory to the Indemnifying Party.

          (ii)  Direct Claims.  The term "Indemnified Liabilities" as used in
                -------------
     this Section 6.08 is not limited to matters asserted by third parties against any Person entitled to be indemnified under this Section 6.08, but includes Indemnified Liabilities incurred or sustained by any such Person in the absence of Third Party Claims, and, if applicable, shall take into account the Purchaser Indemnities' ownership or investment in the Company. In the event that an Indemnified Party has a good faith basis for a claim for indemnification which is not a Third Party Claim (a "Direct Claim"),
                                                              ------------
     the Indemnified Party shall notify the Indemnifying Party in writing of such Direct Claim with reasonable promptness (a "Direct Claim Notice");
                                                      -------------------
     provided, that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder, except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure. If the Indemnifying Party notifies the Indemnified Party that it disputes an Indemnified Party's right of indemnification with respect to a particular Direct Claim, the parties shall use their reasonable efforts promptly to negotiate a resolution of such dispute. Except to the extent of the limitations on indemnification set forth in this Section 6.08, nothing in this subsection 6.08(c)(ii) shall be deemed to prevent any Indemnified Party from initiating litigation under this Agreement with respect to any Direct Claim disputed by the Indemnifying Party for the purpose of establishing the Indemnified Party's right to indemnification hereunder.

          Section 6.09    Successors and Assigns. Subject to applicable law, any
                          ----------------------
of the Purchasers may assign its rights under this Agreement in whole or in part to any of its Affiliates or to any transferee of the Preferred Stock or Common Stock issuable upon conversion of the Preferred Stock, but no such assignment shall relieve the Purchasers of their obligations hereunder (including with respect to the purchase of the Series A-2 Preferred Stock). The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Blackstone. Any purported assignment in violation of this Section shall be void.

          Section 6.10    Jurisdiction.  The courts of the State of New York in
                          ------------
New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this Agreement or any Ancillary Agreements and, by execution and delivery of this Agreement, (i) each of the parties to this Agreement submits to the exclusive jurisdiction of those courts, including the in personam and subject matter jurisdiction of those courts,
              -- --------
waives any objections to such jurisdiction on the grounds of venue or forum non
                                                                      ----- ---
conveniens, the absence of in personam or subject matter jurisdiction and any
----------                 -- --------
similar grounds, (ii) consents to service of process by mail (in accordance with Section 6.02) or any other manner permitted by law, and (iii) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or any Ancillary Agreements.

          Section 6.11    Specific Performance.  The Company and the Purchasers
                          --------------------
acknowledge that the rights granted to the Company and the Purchasers in this Agreement are of a special, unique and extraordinary character, and that any breach of this Agreement by the Company or any Purchaser could not be compensated for by damages. Accordingly, if the Company or any Purchaser breaches its obligations under this Agreement, the Company or Purchaser, as the case may be, shall be entitled, in addition to any other remedies that it may have, to enforcement of this Agreement by a decree of specific performance requiring the Company or such Purchaser in breach to fulfill its obligations under this Agreement.

          Section 6.12    Captions. The captions contained in this Agreement are
                          --------
for reference purposes only and are not part of this Agreement.

          Section 6.13    Severability.  Should any part of this Agreement for
                          ------------
any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or parts which may, for any reason, be hereafter declared invalid.

          Section 6.14    MUTUAL WAIVER OF JURY TRIAL.  THE PARTIES HERETO WAIVE
                          ---------------------------
ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENTS.

          Section 6.15    Knowledge of Company.  Where any representation or
                          --------------------
warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Company, the Company confirms that it has made diligent inquiry as to the matters that are subject of such representations and warranties. The Company shall be deemed to have knowledge of a particular fact or other matter if any individual who is serving as a director or officer of the Company or any of its Subsidiaries has, or at any time had, knowledge of such fact or other matter.

          Section 6.16      No Recourse.  Notwithstanding any other provision of
                            -----------
this Agreement or any Ancillary Agreement or any rights of the Company at law or in equity, in the event of any default by any of the Purchasers under this Agreement or any Ancillary Agreement or in the event of any claim by any Company Indemnitee for indemnification by any Indemnifying Party, the Company's remedies and any Company Indemnitee's remedies pursuant to Section 6.08 shall be restricted to enforcement of their respective rights against the property and assets of the applicable Purchaser (including the Preferred Stock and the Common Stock into which the Preferred Stock is convertible or has been converted) and no resort shall be had to (i) any of the members or partners of the Purchaser personally, or (ii) any property or assets of the members or partners of the Purchasers (other than the property and assets of the applicable Purchaser).

          IN WITNESS WHEREOF, this Investment Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.


                                   iPCS, INC.


                                   By: /s/ Timothy M. Yager
                                       ----------------------------------------
                                       Name: Timothy M. Yager
                                       Title: President and Chief Executive
                                                Officer



                                   BLACKSTONE iPCS CAPITAL PARTNERS L.P.

                                   By:  Blackstone Media Management Associates
                                        III, LLC, as general partner


                                   By: /s/ Mark T. Gallogly
                                       ----------------------------------------
                                       Name: Mark T. Gallogly
                                       Title: Member



                                   BLACKSTONE/iPCS L.L.C.

                                   By:  Member


                                   By: /s/ Mark T. Gallogly
                                       ----------------------------------------
                                       Name: Mark T. Gallogly
                                       Title: Member



                                   BLACKSTONE COMMUNICATIONS PARTNERS I L.P.

                                   By:  Blackstone Communications Management
                                        Associates I L.L.C., as general partner



                                   By: /s/ Mark T. Gallogly
                                       ----------------------------------------
                                       Name: Member
                                       Title:

                                   TCW/Crescent Mezzanine Partners II, L.P.
                                   TCW/Crescent Mezzanine Trust II

                                   By:  TCW/Crescent Mezzanine II, L.P.
                                        its general partner or managing owner

                                   By:  TCW/Crescent Mezzanine, L.L.C.
                                        its general partner


                                   By:    /s/ John C. Rocchio
                                          -------------------------------------
                                   Name:  John C. Rocchio
                                   Title: Managing Director



                                   TCW Shared Opportunity Fund II, L.P.

                                   By:  TCW Investment Management Company
                                   Its Investment Manager

                                   By: /s/ John C. Rocchio
                                       ----------------------------------------
                                   Name:   John C. Rocchio
                                   Title:  Managing Director


                                   By: /s/ Mark D. Senkpiel
                                       ----------------------------------------
                                   Name:   Mark D. Senkpiel
                                   Title:  Managing Director



                                   Shared Opportunity IIB, L.L.C.


                                   By:  TCW Asset Management Company
                                   as its Investment Adviser


                                   By: /s/ John C. Rocchio
                                       ----------------------------------------
                                   Name:   John C. Rocchio
                                   Title:  Managing Director


                                   By: /s/ Mark D. Senkpiel
                                       ----------------------------------------
                                   Name:   Mark D. Senkpiel
                                   Title:  Managing Director

                                   TCW Shared Opportunity Fund III, L.P.

                                   By:  TCW Asset Management Company
                                   Its Investment Adviser


                                   By: /s/ John C. Rocchio
                                       ----------------------------------------
                                   Name:   John C. Rocchio
                                   Title:  Managing Director


                                   By: /s/ Mark D. Senkpiel
                                       ----------------------------------------
                                   Name:   Mark D. Senkpiel
                                   Title:  Managing Director



                                   TCW Leveraged Income Trust, L.P.

                                   By:  TCW Advisers (Bermuda), Ltd.
                                   as its General Partner


                                   By: /s/ Mark D. Senkpiel
                                       ----------------------------------------
                                   Name:   Mark D. Senkpiel
                                   Title:  Managing Director



                                   By:  TCW Investment Management Company
                                        as Investment Adviser


                                   By: /s/ John C. Rocchio
                                       -----------------------------------------
                                   Name:   John C. Rocchio
                                   Title:  Managing Director

                                   TCW Leveraged Income Trust II, L.P.

                                   By:  TCW (LINC II), L.P.
                                   as its General Partner

                                   By:  TCW Advisers (Bermuda), Ltd.
                                   its General Partner


                                   By: /s/ Mark D. Senkpiel
                                       ----------------------------------------
                                   Name:   Mark D. Senkpiel
                                   Title:  Managing Director


                                   By:  TCW Investment Management Company
                                   as Investment Adviser


                                   By: /s/ John C. Rocchio
                                       ----------------------------------------
                                   Name:   John C. Rocchio
                                   Title:  Managing Director

                                   TCW Leveraged Income Trust IV, L.P.


                                   By:  TCW Asset Management Company
                                   As its Investment Adviser


                                   By: /s/ John C. Rocchio
                                       ----------------------------------------
                                   Name:   John C. Rocchio
                                   Title:  Managing Director


                                   By: /s/ Mark D. Senkpiel
                                       ----------------------------------------
                                   Name:   Mark D. Senkpiel
                                   Title:  Managing Director


                                   By: TCW (LINC IV), L.L.C.
                                   As General Partner


                                   By:  TCW Asset Management Company
                                   As its Managing Member


                                   By: /s/ John C. Rocchio
                                       ----------------------------------------
                                   Name:   John C. Rocchio
                                   Title:  Managing Director


                                   By: /s/ Mark D. Senkpiel
                                       ----------------------------------------
                                   Name:   Mark D. Senkpiel
                                   Title:  Managing Director